Exhibit 99.2

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is executed as of February 9, 2005 by and between State-Line Bark & Mulch, Inc., a Georgia corporation ("Seller"), Richard
K. Stewart and Dana M. Stewart ("Shareholders") and Margo State Line, Inc., a Florida corporation ("Buyer").

                                    Recitals

         Shareholders and Mulch Masters, Inc., a Florida corporation ("Mulch Masters"), own certain property located at Rte. 4, Box 630, Old Dixie Highway, Folkston, Georgia 31537 (the "Property") and Seller operates a business (the "Business") on the Property for the production of bulk or bagged ground cover, soil and compost products and related products (the "Products"). Shareholders are the sole shareholders of Seller and Mulch Masters. Subject to the terms and conditions set forth herein, Seller will sell to Buyer, or its designee, substantially all of the assets relating to the Business (as more particularly defined in Section 1.1, the "Assets").

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:


                                    ARTICLE I
                       TRANSFER OF ASSETS AND LIABILITIES
                       ----------------------------------

     1.1 Assets to be Sold. Subject to the terms and conditions of this Agreement, Seller will, at the closing provided for in Section 1.8 hereof (the "Closing"), sell, convey, assign, transfer and deliver to Buyer all of the assets used in or associated with the Business (the "Assets"), including, without limitation, the following:

          (a) all of Seller's equipment, inventory, work-in-process, fixtures, furnishings, supplies, tools, machinery, motor vehicles ("Vehicles") and other tangible assets used in or associated with the Business ("the Tangible Personal Property"), all as more specifically listed on Schedule 1.1(a), all such Tangible Personal Property and Vehicles to be free and clear of all liens, other than liens to which Buyer consents in writing (the "Permitted Liens");

          (b) all of Seller's data, records, files and papers relating to the Assets and the Business, including but not limited to client contracts, files and records in respect of sales, sales, distribution and purchase correspondence, research and development records, procedure manuals, product mixing recipes and guidelines, job records, records of present and former customers (including credit histories), suppliers and employees, mailing lists and prospect lists, and other records relating to the Assets and/or the operation of the Business;

          (c) the accounts receivable and goodwill of the going business concern of Seller as it relates to the Business, including the name "State Line Bark & Mulch," all tradenames, trademarks, phone numbers, e-mail addresses, websites, URL, and domain names of Seller;


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          (d) those software,  software licenses,  license agreements, and other contracts, agreements or certificates for the use of software held by Seller;

          (e) all rights and interests of Seller as of the Closing Date in and to the contracts and agreements listed in Schedule 1.1(e) attached hereto (the "Ancillary Agreements"), and including all contracts and agreements with clients of Seller, but excluding those contracts as to which Buyer has notified Seller prior to the Effective Time that Buyer does not wish to receive an assignment; provided that nothing herein shall be construed to constitute compliance with ss. 4204(a) of the Employment Retirement Income Security Act of 1974, as amended, or to require the parties to take any action that would transfer any multiemployer plan liability to Buyer;

          (f) all transferable or assignable permits (including state or local permits for all manufacturing activities), licenses, authorizations, approvals or indicia of authority held by Seller as of the Closing Date (as defined in Section 1.8 herein) with respect to the ownership or operation of the Business or the Assets; and

          (g) Seller's rights under all of its present and former insurance policies, including without limitation workers' compensation, product liability and general liability insurance and any other insurance required to be held by law, to the extent such rights are transferable and subject to the consent, if any of the insurer (such consent not to be a condition to the Closing).

     Buyer and Seller agree that the containerized trees owned by Seller and located on a portion of the Property (the "Containerized Trees") and the personal effects of Shareholders, including artwork, shall be excluded from the Assets and shall not be subject to the transactions contemplated hereby.

     1.2 Debts, Obligations and Liabilities. Except for those liabilities expressly listed in Schedule 1.2 attached hereto (collectively, the "Assumed Liabilities"), Buyer shall assume no debts, obligations or liabilities of Seller as a result of the purchase of the Assets contemplated hereby. Any debt, obligation, or liability of Seller which is not an Assumed Liability for which Buyer is invoiced or notified, shall be promptly forwarded to Seller for payment.

     1.3  Consideration.

          (a) In consideration of the transfer, conveyance, and assignment of the Assets, Buyer will deliver to Seller at Closing (i) the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), payable in cash by wire transfer or delivery of other immediately available funds (the "Cash Consideration"), and
(ii) an agreement for assumption of the Assumed Liabilities. The Buyer will also deliver to Escrow Agent (as defined in Section 1.11 below) the sum of One Hundred Thousand Dollars ($100,000.00) (the "Escrow Funds"). The Cash Consideration, the Escrow Funds and the Assumed Liabilities are collectively referred to herein as the "Purchase Price".

          (b) The Purchase Price shall be reduced by any amounts required to satisfy liens, other than Permitted Liens, and shall be subject to adjustment pursuant to Section 1.5.

     1.4 Purchase of the Property. The terms and conditions governing the Buyer's purchase of the Property from Seller and Shareholders shall be governed by one or more Purchase and Sale Agreements ("Purchase Agreement") in substantially the form of Exhibit A attached hereto.

     1.5 Adjustment to Purchase Price for Proration of Certain Items. Buyer and Seller shall adjust the Cash Consideration to account for the pro-ration of prepaid items and adjustments as shown on Schedule 1.5.

     1.6 Payments Received After Closing. To the extent that, after Closing, either Buyer or Seller shall receive any payments from any third parties relating to the operations at the Business and attributable to the period prior to (in the case of receipt by Buyer), or after (in the case of receipt by Seller) the Closing Date, the party receiving the same shall promptly make delivery thereof to the party hereto entitled to such payment.

     1.7  Allocation  of Purchase  Price.  Buyer and Seller  shall  allocate the
Purchase Price among the Assets in the manner required by ss. 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall make all filings with the Internal Revenue Service (the "IRS") as may be required by ss. 1060 of the Code and the Treasury Regulations promulgated thereunder. The Purchase Price shall be allocated in accordance with Schedule 1.7 hereto. Seller and Buyer agree to use such allocation for federal and state income tax purposes and to cooperate in the preparation and timely filing of IRS Form 8594 reflecting the allocation.

     1.8 Closing. The closing of the transactions contemplated by this Agreement(the "Closing") shall take place at 9:00 a.m. on February , 2005, at the offices of Milam Howard Nicandri Dees & Gillam, P.A., 50 North Laura Street, Suite 2900, Jacksonville, Florida, or at such alternative time, date and place as the parties may mutually determine (the "Closing Date"). The transactions contemplated hereby shall be effective as of 12:01 a.m. on the Closing Date ("Effective Time").

     1.9  Deliveries at Closing.

          (a) At the Closing, Seller and Shareholders, as applicable, will deliver the following to Buyer:

               (i) duly executed and acknowledged Purchase Agreement;

               (ii) duly executed and acknowledged Bill of Sale transferring the Assets, in substantially the form attached hereto as Exhibit B (the "Bill of Sale");

               (iii) duly executed certificates of title for the Vehicles;

               (iv) duly executed and acknowledged Assignment and Assumption of Ancillary Agreements and Liabilities, in substantially the form attached hereto as Exhibit C, (the "Assignment and Assumption of Ancillary Agreements") whereby Seller will assign to Buyer all of Seller' rights in and interests under the Ancillary Agreements, or those contracts or agreements entered into after the date hereof in accordance with the terms hereof, together with any third party consents that may be required pursuant thereto, and Buyer will assume the Ancillary Agreements and the Assumed Liabilities;

               (v) the Escrow Agreement (as defined in Section 1.11 below);

               (vi) the Non-Compete Agreement (as defined in Section 3.9 below);

               (vii) the License Agreement (as defined in Section 3.11 below);

               (viii) the Lease Agreement (as defined in Section 4.6 below);

               (ix) the Supply Agreement (as defined in Section 5.7 below);

               (x) a Closing Certificate as to the matters specified in Sections
          5.1 - 5.3 hereof;

               (xi) a Secretary's Certificate of Seller certifying (A) its Articles of Incorporation, (B) its Bylaws and (C) resolutions adopted by its shareholders and the Board of Directors authorizing the transactions contemplated hereby;

               (xii) such other documents as may be reasonably necessary to effect the transactions contemplated hereby.

          (b) At the Closing, Buyer will deliver the following to Seller or applicable officers of Seller, as the case may be:

               (i) the Cash Consideration;

               (ii) the Escrow Agreement;

               (iii) duly executed and acknowledged Purchase Agreement;

               (iv) duly executed and acknowledged Assignment and Assumption of Ancillary Agreements and Liabilities;

               (v) duly executed and acknowledged Escrow Agreement;

               (vi) duly executed and acknowledged License Agreement;

               (vii) duly executed and acknowledged Supply Agreement;

               (viii) duly executed and acknowledged Lease Agreement;

               (ix) a Closing Certificate as to the matters specified in Sections 6.1 - 6.3 hereof;

               (x) a Secretary's Certificate of Buyer certifying (A) its Articles of Incorporation, (B) its Bylaws and (C) resolutions adopted by its Board of Directors authorizing the transactions contemplated hereby; and

               (xi) such other documents as may be reasonably necessary to effect the transactions contemplated hereby.

     1.10 Closing Costs. All costs of closing shall be shared equally by the parties; provided, however, each party shall be responsible for their own attorneys' and accountants' fees and expenses.

     1.11 Escrow Agreement. Buyer and Seller agree that the Escrow Funds (as defined in Section 1.3 above) shall be deposited into escrow with the law firm of Rogers Towers, P.A. ("Escrow Agent") to be held and disbursed in accordance with the terms of that certain Escrow Agreement in substantially the form of Exhibit F attached hereto (the "Escrow Agreement").



                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     2.1 Representations and Warranties of Shareholders and Seller.Shareholders and Seller hereby represent, covenant and warrant to Buyer, the following:

          (a) Organization and Power of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Authority Relative to Agreement. The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Seller. Seller has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

          (c) Effect of Agreement. To the best of Seller's and Shareholders' knowledge, the execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, do not and will not (i) violate any statute, rule, regulation, law or court order applicable to Seller, including but not limited to any applicable bulk sales law; (ii) require any consent, waiver, approval, license or authorization of, or filing with any person or entity, other than the consents of third parties to the Ancillary Agreements; or (iii) with or without the giving of notice or the passage of time or both, conflict with or result in a breach or termination of, constitute a default under Seller's Articles of Incorporation, Bylaws or any other agreement by which it is bound, or result in the creation of any lien, charge or encumbrance upon any of the assets of Seller pursuant to, any provision of any mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree or any other restriction of any kind or character, to which Seller are a party or by which either of them or their assets may be bound.

          (d) Financial Statements. Seller heretofore has furnished to Buyer true and complete copies of the unaudited balance sheets of Seller for the periods ended [December 31, 2004, December 31, 2003 and December 31, 2002, and the related statements of income for Seller for the periods then ended, together with the notes thereto (the "Financial Statements"). The Financial Statements were prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial position, results of operations and cash flow of Seller as of the dates and for the periods indicated.

          (e) Proceedings. There are no claims, actions, disciplinary proceedings, notices to initiate litigation, litigation, other proceedings or investigations (collectively, "Proceedings") pending or threatened against or relating to Seller or any of the Assets, and to the best of Seller's knowledge, there is no basis therefor. Neither Seller nor any of its property is subject to any order, judgment, injunction or decree that could affect the Assets or the Business adversely.

          (f) Inventory. The inventory is in marketable condition, is not obsolete and, as of the date hereof and as of the Closing Date, Seller will have at least fifteen (15) days supply of inventory on hand.

          (g) Title to and Condition of Assets.

               (i) At the Closing Date, Seller shall own all rights, titles and interests, free and clear of all liens or payment obligations (except the Permitted Liens, the Assumed Liabilities and those liabilities that are satisfied prior to or simultaneously with the Closing), in and to all of the Assets and, by execution and delivery of the Bill of Sale, the Assignment and Assumption of Ancillary Agreements, will vest Buyer with full right, title and interest in such Assets, free and clear of all claims, liabilities or restrictions, except for the Assumed Liabilities.

               (ii) There are no lawsuits, proceedings, claims or governmental investigations pending or threatened against Seller that question the validity of Seller' rights or good title regarding the Assets.

               (iii) All Tangible Personal Property is in proper working condition.

          (h) Purchase Agreement. The representations and warranties of Mulch Masters and Shareholders set forth in the Purchase Agreement are incorporated herein by this reference as if fully set forth herein.

          (i) Intellectual Property. To the best of Seller's and Shareholders' knowledge, Seller has the right to use all intellectual property used in connection with the Business as presently being conducted, and no claim has been made against Seller that such use violates the rights of any third party. All intellectual property is free from any security interest, lien, encumbrance or restriction, there is no default with respect thereto on the part of Seller, and no intellectual property has been or is now being challenged in any way or involved in any pending or threatened infringement, unfair competition or other proceeding. To the best of its knowledge, Seller is not infringing the rights of any other person or entity with respect to any intellectual property nor has it received any claim of any such infringement or violation. Seller represents that it neither owns nor uses in the Business any patents, copyrights, or trademarks (other than common law rights it may have to the use of its name "State Line Bark & Mulch") and no representation or warranty is made as to ownership or use of any such patent, trademark or copyright.

          (j) Absence of Certain Events. Since December 31, 2004, the Business has been conducted only in the ordinary course and there has not been (i) any materially adverse change or, to the knowledge of Seller, any event that involved any significant possibility of a materially adverse change in the Assets or the condition (financial or otherwise), liabilities, business, operations or affairs of Seller; (ii) any damage, destruction or casualty loss, whether covered by insurance or not, materially and adversely affecting the Assets; (iii) any entry into or modification of any material agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing) by Seller, except for the entry into of agreements, commitments or transactions in the ordinary course of business or as contemplated by or referred to in this Agreement or the Schedules hereto; or
(iv) any material change by Seller in its accounting methods, principles or practices.

          (k) Governmental Permits. Seller has been and is in substantial compliance with all material permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for it with respect to the Business, all of which are listed in Schedule 2.1(k). All such permits, licenses, orders and approvals are in full force and effect, and no suspension or cancellation, nor any proposed adverse modification, of any of them is pending or, to the best knowledge of Seller, threatened. No consent of any governmental or regulatory body issuing such permits, licenses, orders and approvals is necessary for the transfer thereof, or the consummation of the transactions contemplated by this Agreement. With respect to the Business, Seller has paid all installments of sales taxes, income taxes, payroll taxes, employment taxes, ad valorem taxes or other taxes due to any governmental agency and has not received any notice of non-payment, delinquency, audit or levy with respect to any taxes.

          (l) Solvency. The sale and transfer of the Assets pursuant to this Agreement will not render Seller insolvent (within the meaning of the Uniform Fraudulent Conveyance Act or 11 U.S.C. ss. 101(31)).

          (m) Disclosure. Seller has made available for inspection and copying by Buyer and its advisers true, complete and correct copies of all documents referred to in this Article II or in any Schedule furnished to Seller by Buyer. To the best of its knowledge, Seller has not made any representation or warranty in this Agreement, or furnished any statement, certificate, schedule, list or other information to Buyer in connection with this Agreement, which contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

          (n) Agreements. The Ancillary Agreements are in full force and effect, enforceable in accordance with their terms. All parties thereto have performed in all material respects all of the obligations required to be performed by them to date and, to the knowledge of Seller and Shareholders, are not in default thereunder in any material respect.

          (o) Employee Relations. All of the employees of Seller leased by Seller and used in the Business are listed on Schedule 2.1(o) (the "Employees"). Seller acknowledges that Buyer has no obligation to employ the Employees. Seller represents that its relationships with its Employees are good and Seller does not know of, or have any reason to believe that, the sale of the Assets or the Business will in any way jeopardize the continued relationship of such Employees with the Business subsequent to the sale to Buyer, should the Buyer so choose, in its sole discretion. There are no contracts, leases, employment contracts, accrued vacation or employee benefits, including but not limited to, pension, 401(k), deferred compensation or other employee obligations, debts, liabilities, employee taxes, state or federal taxes that shall remain due and payable after Closing other than such liabilities as may be payable in ordinary course of business after Closing, which amount Seller agrees to pay.

          (p) Right of Offset. Seller acknowledges that Buyer shall have a right to offset any amounts due to Seller after the Closing by any amount due and owing to Buyer based on Seller's obligations under this Agreement or the Purchase Agreement, including without limitation amounts due to Buyer pursuant to Article VII or Section 2.1(q) of this Agreement. Buyer's right of setoff may be exercised by delivery of a Claims Notice to Escrow Agent, whereupon Buyer shall be entitled to immediate payment from the Escrow Funds, in accordance with the terms of the Escrow Agreement.

          (q) Proration of Expenses and Liabilities. Seller will be responsible for all liabilities incurred by the Business through the Effective Time and Buyer will pay to Seller at Closing the pro-rated portion of amounts prepaid by Seller (the "Prepaid Amounts") prior to closing. An accounting of costs requiring proration, such as property taxes, payroll taxes, etc. will be made by Seller, with a right of review by Buyer. Any liabilities (other than Assumed Liabilities) not paid for by Seller at Closing (or offset against the Cash Consideration at Closing) shall be offset against any amounts due to Seller after the Closing. In the event such liabilities, if any, exceed the amount of payments then due to Seller (the "Shortfall"), then Seller shall immediately pay to Buyer, in certified funds, an amount equal to the Shortfall. Buyer may, at its option, exercise its right of setoff against the Escrow Funds, by delivery of a Claims Notice to Escrow Agent, whereupon Buyer shall be entitled to immediate payment from the Escrow Funds, in accordance with the terms of the Escrow Agreement, or may proceed directly to demand and action against Seller for repayment of any Shortfall. Prepaid Amounts not otherwise set for in
Schedule 1.5 shall be paid by Buyer to Seller immediately.

     2.2  Representations and Warranties of Buyer.

     Buyer represents and warrants to Seller as follows:

          (a) Organization and Power of Buyer. As of the Closing, Buyer will be duly organized, validly existing and in good standing under the laws of the

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state  of  its  organization,  duly  qualified  to  do  business  as  a  foreign corporation in each jurisdiction in which the conduct of business or the ownership or lease of property requires or makes it desirable for it to be so qualified, and has or will have all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (b) Authority Relative to Agreement. As of the Closing, the execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, will have been duly authorized and/or ratified by all necessary action on the part of Buyer. Buyer has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

          (c) Effect of Agreement. To the best of Buyer's knowledge, the execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, do not and will not (i) violate any statute, rule, regulation or law applicable to Buyer; (ii) require any consent, waiver, approval, license or authorization of, or filing with any person or entity; or (iii) with or without the giving of notice or the passage of time or both, conflict with or result in a breach or termination of, constitute a default under Buyer's Articles of Incorporation or Bylaws, or result in the creation of any lien, charge or encumbrance upon any of the assets of Buyer pursuant to any provision of any mortgage, deed of trust, indenture or other agreement or instrument, or any order, judgment, decree or any other restriction of any kind or character, to which Buyer is a party or by which it or its assets may be bound.

          (d) Absence of Certain Events. To the knowledge of Buyer, no event exists that relating to the condition (financial or otherwise), liabilities, business, operations or affairs of Buyer which could reasonably be expected to have a material adverse impact on the transactions contemplated in this Agreement.

          (e) Disclosure. No representation or warranty contained in this Agreement, and no statement, certificate, schedule, list or other information furnished or to be furnished by or on behalf of Buyer to Seller in connection with this Agreement, contains or will contain any untrue statement of a material fact, or omits to state or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

          (f) Solvency. The acquisition of the Assets pursuant to this Agreement will not render Buyer insolvent (within the meaning of the Uniform Fraudulent Conveyance Act or 11 U.S.C. ss.101 (31)).


                                   ARTICLE III
                      COVENANTS OF SELLER AND SHAREHOLDERS
                      ------------------------------------

     Seller and Shareholders hereby jointly and severally covenant and agree with Buyer as follows:

     3.1 Conduct of Business. During the period from the date of this Agreement to the Closing, Seller shall conduct operations in the ordinary and

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usual course of business and maintain  good  relationships  with its  suppliers, creditors, clients and others having business relationships with it. During the period from the date of this Agreement to the Closing, Seller shall not (i) sell, assign, lease, transfer or dispose of any of the Assets, (ii) mortgage, pledge or encumber any of the Assets, (iii) amend or terminate any of the Ancillary Agreements, except as approved by Buyer, (iv) enter into or become a party to any material contract, agreement or lease, except in the ordinary course of business, or (v) enter into any transaction or take any action that is not in the ordinary course of business as historically conducted by Seller. Seller shall not accept any prepaid orders for Products nor grant any purchaser pricing or payment terms outside the ordinary course of business. Seller shall notify Buyer of any change in the ordinary course of business or in the operation of the Assets or properties of Seller and of any governmental complaints, investigations or hearings (or communication indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any material portion of the Assets and shall keep Buyer fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith. Shareholders also agree to personally introduce Michael J. Spector and Juan Medina to the timber, bark and wood products vendors of Seller.

     3.2 Consents to Assignment. Seller shall (a) prior to Closing use its best efforts to obtain all consents required of third parties in connection with the assignment of the Ancillary Agreements, and (b) indemnify Buyer for any payments due but not paid and relating to periods prior to the Closing Date or defaults incurred under the Ancillary Agreements up to and on the Closing Date.

     3.3 Current Information. Seller shall advise Buyer in writing, as soon as practicable but in no event later than one day prior to the Closing, of: (a) the occurrence of any event that renders any of the representations or warranties of Seller herein misleading or inaccurate; and (b) the failure of Seller to perform any of its covenants or agreements set forth herein. Seller also shall provide to Buyer promptly upon their becoming available copies of all financial reports prepared by or for the conduct of the Business prior to the Closing Date.

     3.4 Confidentiality. Except as may be required by law, Seller from and after the date hereof shall, and shall cause their officers, directors, employees, attorneys, accountants, representatives, agents and affiliates to, maintain in strict confidence, and shall not disclose to anyone other than those persons with a need to know (who shall be under a similar obligation of confidentiality), the existence of this Agreement, the proposed sale of the Assets, or any and all information regarding Buyer; provided that, this restriction shall not apply to (a) information in the public domain; (b) information in the possession of Seller without restriction as to use or disclosure and not acquired from Buyer; and (c) information obtained from third parties who were lawfully in possession of it and under no obligation of secrecy with respect thereto. Nothing in this paragraph shall be construed as a restriction upon Seller's right to request and receive any and all information it, in its sole discretion, deems necessary in order to consent to the transaction contemplated by this Agreement.

     3.5 Best Efforts. Seller shall use its commercially reasonable best efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including but not limited to obtaining any authorizations, consents, approvals or waivers hereunder) and to consummate the transactions contemplated herein.

     3.6 Further Assurances. Seller shall deliver or cause to be delivered such additional documents and take such additional actions on the Closing Date and at such other times and places before or after Closing as Buyer reasonably may request for the purpose of carrying out the provisions of this Agreement.

     3.7 Quality Standards. For the period from the date hereof until the Closing Date, Seller shall use reasonable efforts to operate the Business in a manner that maintains operating standards and quality consistent with the standards and quality established by Seller prior to the date hereof, and do so in the most economical and cost efficient manner.

     3.8 Employees. At Closing, Seller shall deliver to Buyer Schedule 3.8 setting forth all employee wages, benefits (including accrued and unused or unpaid holiday, vacation, sick or personal days), union dues and other financial obligations of the Business relative to employees of the Business through the Closing Date (as to each employee, the "Accrued Employee Liability"). Buyer agrees to furnish to Seller on or promptly after the ninety-first (91st) day following the Closing Date, a list of all employees who remained employed by Buyer on the ninetieth (90th) day following the Closing Date (the "Retained Employees"). Such notice shall also include a calculation of the sum of Accrued Employee Liability for each Retained Employee, which amount shall be deducted from the Escrow Funds, in accordance with the terms of the Escrow Agreement. Seller has represented to Buyer that Seller will terminate all employees of the Business as of the Closing Date. Nothing in this Agreement will obligate Buyer to continue the employment of any employee of Seller.

     3.9 Covenant Not to Compete. Seller and Shareholders agree to execute and deliver a Non-Compete Agreement in substantially the form attached hereto as Exhibit D (the "Non-Compete Agreement").

     3.10 Exclusive Dealing. Until the later of thirty (30) days after the date this Agreement is signed by both parties, or the earlier termination hereof, the Seller and Shareholders will not, directly or indirectly, enter into any agreement, discussion, or negotiation with, or provide information to, any other corporation, firm or other person, or solicit, encourage, entertain or consider any inquiries or proposals, with respect to (a) the possible sale or other disposition of the Assets or the Property, or (b) any business combination involving the Business, whether by way of merger, consolidation, share exchange or other transaction.

     3.11 License Agreement. Shareholders shall cause their affiliate, Mulch Masters, Inc., to enter into that certain License Agreement in substantially the form attached hereto as Exhibit G (the "License Agreement"), granting to Buyer a royalty-free, non-exclusive license to use the "Wild Earth" trademark for a period ending on the nine (9) month anniversary of the Closing Date.

     3.12 Post-Closing Covenants.

          (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VII hereof).

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the Assets or the Property, each of the other Parties shall cooperate with him, her, or it and his, her, or its counsel in the defense or contest, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VII hereof).

          (c) Transition. Neither Seller nor Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Business after the Closing as it maintained with the Seller prior to the Closing.



                                   ARTICLE IV
                               COVENANTS OF BUYER

     Buyer hereby covenants and agrees with Seller as follows:

     4.1 Confidentiality. Except as may be required by law or regulation (including the federal securities laws and regulations) or as deemed advisable by counsel to Buyer, Buyer shall, and shall cause its officers, directors, employees, attorneys, accountants, representatives, agents and affiliates to, maintain in strict confidence, and shall not disclose to anyone other than those persons with a need to know (who shall be under a similar obligation of confidentiality), any confidential information of Seller or any information regarding Seller or the Assets, until the Closing Date; provided that, this restriction shall not apply to (a) information in the public domain; (b) information in the possession of Buyer without restriction as to use or disclosure and not acquired from Seller; and (c) information obtained from third parties who were lawfully in possession of it and under no obligation of secrecy with respect thereto. Nothing in this paragraph shall be construed as a restriction upon Buyer's right to disclose, request and receive any and all information it, in its sole discretion, deems necessary in order to consummate the transactions contemplated by this Agreement, including without limitation, inquiries of banks, insurance companies and other third parties, or to disclose such information as may be required by or necessary or appropriate in connection with legal proceedings or to comply with applicable securities laws or the rules of any stock exchange or securities markets on which the common stock of Buyer or its parent entity trades. In that regard, Seller acknowledges that Buyer will be making a public disclosure of this Agreement and the transactions contemplated hereby, in accordance with its obligations under applicable federal securities laws. In the event the transactions contemplated hereby are not consummated for any reason, the Buyer will return to the Seller any materials containing confidential information of the Seller or will certify in writing that all such materials and copies thereof have been destroyed. The provisions of this Section 4.1 shall survive termination of this Agreement.

     4.2 Best Efforts. Buyer shall use best efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including but not limited to obtaining any authorizations, consents, approvals or waivers hereunder) and to consummate the transactions contemplated herein.

     4.3 Further Assurances. Buyer shall deliver or cause to be delivered such additional documents, and take such additional actions on the Closing Date and at such other times and places, before or after Closing, as Seller reasonably may request for the purpose of carrying out the provisions of this Agreement.

     4.4 Current Information. Buyer shall advise Seller in writing, as soon as practicable but in no event later than one day prior to the Closing, of: (a) the occurrence of any event that renders any of the representations or warranties of Buyer herein misleading or inaccurate; and (b) the failure of Buyer to perform any of its covenants or agreements set forth herein.

     4.5 Tree Storage. Buyer agrees that Seller and Shareholders may store the Containerized Trees on the Property in accordance with the terms and conditions of that certain Lease Agreement in substantially the form attached hereto as Exhibit H (the "Lease Agreement").


                                    ARTICLE V
                       CONDITIONS TO OBLIGATIONS OF BUYER
                       ----------------------------------

     Each and every obligation of Buyer under this Agreement to be performed at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Buyer:

     5.1 Representations and Warranties True.The representations and warranties of Seller contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, and Seller shall have delivered to Buyer on the Closing Date a Certificate, dated the Closing Date, to such effect.

     5.2 Performance. Seller shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement on or prior to the Closing Date.

     5.3 No Injunction. On the Closing Date, (a) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued or threatened by a court or other governmental authority of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby and (b) no action, suit or proceeding shall be pending before any such court or other government authority seeking such relief.

     5.4 No Materially Adverse Change. From the date hereof through the Closing Date, there shall have been no materially adverse change in the Assets, or the condition, financial or otherwise, the results of operations or the prospects of the Business, and Seller shall have delivered to Buyer a Certificate, dated the Closing Date, to such effect.

     5.5 Required Consents. The parties shall have received all required consents and approvals from third parties.

     5.6 Satisfaction of Due Diligence. The Buyer shall be satisfied with its due diligence review of the Property and the Business which will include, but not be limited to, the financial and operational records related to the Business, environmental due diligence of the Property, and the review of such records as are deemed pertinent by Buyer. Seller agrees to provide the Buyer and its representatives with prompt and reasonable free access to the executives of the Seller and to properties, books, records, contracts and other information pertaining to the Business and the Assets.

     5.7 Key Employee.The Buyer shall have entered into an employment agreement with Joe Nazworth on terms and conditions satisfactory to each.

     5.8 Supply Agreement. The Seller shall execute and deliver to Buyer, and Shareholders shall cause their affiliate, Mulch Masters, Inc., to execute and deliver to Buyer, a Supply Agreement in the form of Exhibit E attached hereto (the "Supply Agreement"), pursuant to which Mulch Masters, Inc. will agree to purchase from Buyer a supply of Products in an amount not less than its average purchases from Seller for the three (3) year period preceding Closing.


                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS OF SELLER
                       -----------------------------------

     Each and every obligation of Seller under this Agreement to be performed at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions by Buyer, unless waived in writing by
Seller:

     6.1 Representations and Warranties True. The representations and warranties of Buyer contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, and Buyer shall have delivered to Seller on the Closing Date a Certificate, dated the Closing Date, to such effect.

     6.2  Performance.   Buyer  shall  have  performed  and  complied  with  all
covenants, agreements, obligations and conditions required by this Agreement on or prior to the Closing Date.

     6.3 No Injunction. On the Closing Date, (a) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued or threatened by a court or other governmental authority of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby and (b) no action, suit or proceeding shall be pending before any such court or other government authority seeking such relief.

     6.4 Required Consents. The parties shall have received all required consents and approvals from third parties.

                                   ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

     7.1  Survival of Representations.

          (a) The representations, warranties, indemnities, covenants and agreements made by Seller, Mulch Masters and Shareholders under this Agreement, the Purchase Agreement or pursuant hereto or thereto, as of the Closing Date shall survive until the second anniversary of the Closing Date.

          (b) The representations, warranties, covenants and agreements made by Buyer under this Agreement and the Purchase Agreement, or pursuant hereto or thereto, as of the Closing Date shall survive until the second anniversary of the Closing Date.

          (c) Seller and Shareholders hereby agree to indemnify and to hold Buyer harmless from, against and in respect of damage, loss or liability incurred by Buyer arising out of (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement of Seller, Mulch Masters or Shareholders made under or pursuant to this Agreement or the Purchase Agreement, or (ii) any debts, obligations or liabilities of Seller, Shareholders or the Business arising before the Closing Date, including but not limited to any debts, obligations or liabilities of Seller, Shareholders or the Business that have not been expressly assumed by Buyer.

          (d) Buyer hereby agrees to indemnify and to hold Seller harmless from, against and in respect of damage, loss or liability incurred by Seller arising out of (i) any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement of Buyer made pursuant to this Agreement or the Purchase Agreement, or (ii) any debts, obligations, or liabilities of Buyer arising after the Closing Date or (iii) the Assumed Liabilities.

          (e) Any sums due and payable to Buyer and arising out of a breach of any of the representations, warranties, indemnities, covenants and agreements made by Seller, Shareholders or Mulch Masters under this Agreement, the Purchase Agreement or pursuant hereto or thereto, shall be immediately due and payable on demand, and if not paid, may be satisfied by Buyer's delivery of a Claims Notice to Escrow Agent, whereupon Buyer shall be entitled to immediate payment from the Escrow Funds, in accordance with the terms of the Escrow Agreement.

          (f) Any sums due and payable to Seller arising out of a breach of any of the representations, warranties, indemnities, covenants and agreements made by Buyer under this Agreement, the Purchase Agreement or pursuant hereto or thereto, shall be immediately due and payable on demand.

     7.2 Procedures Relating to Indemnification.The obligations and liabilities of the parties pursuant to the terms of this Agreement, with respect to claims made by third parties against a party, shall be subject to the following terms and conditions:

          (a) The party receiving such a claim or notice of such a claim (the "indemnitee") will give to the other party (the "indemnifying party") prompt notice of any such claim, and the indemnifying party shall have the right to undertake (at the indemnifying party's sole cost and expense) the defense thereof by representatives chosen by the indemnifying party and reasonably acceptable to the indemnitee.

          (b) If the indemnifying party , within a reasonable time after notice of any such claim, fails to defend the indemnitee against such claim, then the indemnitee will (upon further notice to the indemnifying party ) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party , subject to the indemnifying party 's right to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

          (c) Anything in this Section 7.2 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnitee other than as a result of money damages or other money payments, then the indemnitee shall have the right, at the cost and expense of the indemnifying party , to defend, compromise or settle such claim, and (ii) the indemnifying party shall not, without the written consent of the indemnitee, settle or compromise any claim or consent to the entry of any judgment.

          (d) In connection with all claims defended hereunder, the indemnitee will give the indemnifying party prompt written notice of all material developments in connection with all claims, will promptly supply the indemnifying party with all papers, documents and evidence in the indemnitee's possession and such other information within the indemnitee's knowledge pertinent to such claims, and will produce at the appropriate place or places, at reasonable times, such witnesses under the indemnitee's control as may reasonably be requested by the indemnifying party or its' representatives.

     7.3  Limitation on Indemnification.

          (a) Notwithstanding the provisions of Section 7.1 and 7.2, Seller and Shareholders shall not have any obligation to indemnify Buyer from and against any Adverse Consequences (i) until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a Ten Thousand Dollar ($10,000.00) aggregate deductible, after which point Sellers will be obligated to indemnify Buyer from and against further Adverse Consequences, (ii) until such time as the Adverse Consequences Buyer has suffered by reason of all such breaches equal the Purchase Price, after which point Sellers will have no obligation to indemnify Buyer from and against further such Adverse Consequences.

          (b) As used herein, "Adverse Consequences" means all actions, suits, charges, proceedings, hearings, investigations, complaints, claims, demands, injunctions, orders, decrees, judgments, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, suffered or incurred by Buyer and arising out of or in connection with this Agreement and the transactions contemplated hereby, or the ownership and operation of the Assets after Closing, whether arising pursuant to claims under this Article VII, or otherwise.


                                  ARTICLE VIII
                                   TERMINATION
                                   -----------

     8.1 Methods of Termination. This Agreement may be terminated prior to the Closing:

          (a) By mutual written agreement of the Buyer and Seller;

          (b) By Seller or Buyer if the other party breaches the terms of this Agreement or fails to satisfy the conditions to Closing imposed under Articles V or VI, as applicable; or

          (c) By Seller or Buyer if the Closing has not taken place by March 15, 2005.

     8.2 Procedure Upon Termination. Upon termination under any method of termination as set forth in Section 8.1 hereof, this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Buyer or Seller. Each party shall return any documents or copies in their possession furnished by the other in connection with the transactions contemplated by this Agreement. If this Agreement is terminated as provided herein, then and in that event, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement with respect to this Agreement or the transactions contemplated hereby; provided, however, that nothing in this section shall relieve Seller of liability for a breach of any provision of this Agreement occurring prior to such termination.

                                   ARTICLE IX
                                     BROKERS
                                     -------

          Neither Buyer, nor Seller, nor any of their respective shareholders, officers, directors or employees has taken any action with respect to any broker or finder that would give rise to any liability on the part of any party hereto or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement which would give rise to any liability on the part of any party hereto. Each party hereto will indemnify, defend and hold harmless the other parties hereto against any claims by any broker or finder claiming by, through or under such party.

                                    ARTICLE X
                       OBLIGATIONS OF SELLER AFTER CLOSING
                       -----------------------------------

     10.1 For a period from the Closing Date to the thirtieth (30th) day thereafter, Shareholders agree to make themselves available to Buyer to introduce Buyer to principal customers, suppliers and others, as Buyer deems appropriate in its reasonable judgment. Such assistance under this Section 10.1 shall not exceed 20 hours per week for the 30 days following the Closing Date.

     10.2 Neither Seller nor the Shareholders shall receive any additional consideration for their obligations pursuant to this Article X.


                                   ARTICLE XI
                                    EXPENSES
                                    --------

     Seller and Buyer agree that each party will pay and be responsible for its own expenses with respect to this Agreement, the purchase of the Assets by Buyer and all transactions and matters contemplated thereby.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     12.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto with respect to any of the terms contained herein.

     12.2 Waiver of Compliance. Any failure of Buyer, on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Buyer or Seller, as applicable, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of such party to comply.

     12.3 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or nationally recognized overnight courier service, with postage prepaid:

(a)  If to Buyer:            Margo State Line, Inc.
                             Carretera 690, Km. 5.8
                             Vega Alta, Puerto Rico 00692
                             Attn: Michael J. Spector

     With a copy to:         G. Alan Howard, Esq.
                             Milam Howard Nicandri Dees & Gillam, P.A.
                             50 North Laura Street
                             Suite 2900
                             Jacksonville, Florida 32202
or to such other person or address as Buyer shall furnish to Seller in writing:

(b)  If to Seller or         -----------------------
     Shareholders:           -----------------------
                             -----------------------
                            Attn: Richard K. Stewart

     With a copy to:         Charles R. Curley, Jr., Esq.
                             Rogers Towers, P.A.
                             1301 Riverplace Boulevard
                            Jacksonville, Florida 32207

or to such person or address as Seller shall furnish to Buyer in writing.

     12.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment may occur without the prior written approval of the other party. Notwithstanding the foregoing, (i) Shareholders and Seller expressly agree that Buyer may assign this Agreement to an entity that owns or controls, is owned or controlled by, or under common control with, Buyer, and (ii) in the event Seller is liquidated, all rights of Seller under this Agreement including rights under the Purchase Agreement and all other rights to receive payments or enforce the covenants and agreements made by Buyer under this Agreement and the Purchase Agreement may be assigned by Seller.

     12.5 Press Releases. All press releases and public announcements, if any, relating to the transaction contemplated by this letter of intent will be agreed to jointly by the Seller and the Buyer, provided that the Buyer will be entitled to issue any press release which is required or it deems advisable upon the advice of counsel to comply with the requirements of applicable law or regulations, including the federal securities laws or the rules of any stock exchange or securities markets on which the common stock of Buyer or its parent entity trades.

     12.6 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in that State.

     12.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.8 Recitals and Headings. The Recitals to this Agreement are hereby incorporated herein and made part of this Agreement. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     12.9 Entire Agreement. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement, other than those set forth herein.

     12.10 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

     12.11 Strict Construction. The language used in this Agreement shall be deemed to be in the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     12.12 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining provisions of the Agreement.

     12.13 Costs of Enforcement. In the event either party initiates action to enforce its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party its reasonable expenses, costs, including but not limited to taxed and untaxed costs, and reasonable attorneys' and paralegals' fees, whether suit be brought or not (jointly referred to as "Expenses"). As used herein, Expenses include Expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the rate of ten percent (10%) from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph.

     12.14 Necessary Documents. All parties agree to sign any necessary documents to implement this Agreement.

     12.15 Time of the Essence. Time is of the essence for performance hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                     SELLER:

                                     STATE-LINE BARK & MULCH, INC.,
                                     a Georgia corporation


                                       By: /s/ Dana M. Stewart
                                           ------------------------------
                                           Its Authorized Officer


                                     SHAREHOLDERS:

                                           /s/ Richard K. Stweart
                                           ----------------------------------
                                           Richard K. Stewart

                                           /s/ Dana M. Stewart
                                           ----------------------------------
                                           Dana M. Stewart



                                     BUYER:

                                     MARGO STATE LINE, INC.,
                                     a Florida corporation


                                       By: /s/ Michael J. Spector
                                           ------------------------------
                                           Its Authorized Officer

                         INDEX TO EXHIBITS AND SCHEDULES

Schedule 1.1(a)            Tangible Personal Property
Schedule 1.1(e)            Ancillary Agreements
Schedule 1.2               Assumed Liabilities
Schedule 1.5               Adjustments to Purchase Price
Schedule 1.7               Purchase Price Allocation
Schedule 2.1(k)            Permits
Schedule 2.1(o)            Employees
Schedule 3.8               Accrued Employee Liability


Exhibit A                  Form of Purchase Agreement
Exhibit B                  Bill of Sale
Exhibit C                  Assignment and Assumption of Ancillary Agreements
Exhibit D                  Form of Non-Compete Agreement
Exhibit E                  Form of Supply Agreement
Exhibit F                  Form of Escrow Agreement
Exhibit G                  Form of License Agreement
Exhibit H                  Form of Lease Agreement

                                    EXHIBIT A


                           FORM OF PURCHASE AGREEMENT

                                    EXHIBIT B


                                  BILL OF SALE

     State-Line Bark & Mulch, Inc., a Georgia corporation ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to Margo State Line, Inc., a Florida corporation ("Buyer"), and its successors and assigns, the Assets, as defined in the Asset Purchase Agreement between Seller and Buyer of even date herewith (the "Asset Purchase Agreement").

     Seller warrants to Buyer that: (i) Seller is the lawful owner of the Assets; and (ii) the Assets are free and clear of all liens, charges, mortgages, security interests, pledges and encumbrances of any nature whatsoever (other than Permitted Liens, as defined in the Asset Purchase Agreement).

     IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the ____ day of February 2005.



                                       STATE-LINE BARK & MULCH, INC.



                                       By:
                                          -----------------------------------
                                            Its Authorized Officer

                                    EXHIBIT C

                          ASSIGNMENT AND ASSUMPTION OF
                      ANCILLARY AGREEMENTS AND LIABILITIES

     THIS ASSIGNMENT AND ASSUMPTION OF ANCILLARY AGREEMENTS AND LIABILITIES dated as of the ___ day of February 2005, is by and between Margo State Line, Inc., a Florida corporation ("Buyer"), and State-Line Bark & Mulch, Inc., a Georgia corporation ("Seller").

                                    Recitals

         This Agreement is delivered in connection with that certain Asset Purchase Agreement by and between Buyer and Seller dated of even date herewith (the "Asset Purchase Agreement"). Seller wishes to assign to Buyer its respective rights and obligations under the agreements listed in Schedule 1.1(e) to the Asset Purchase Agreement attached hereto (the "Ancillary Agreements"), and Buyer wishes to assume Seller's rights and obligations under the Ancillary Agreements. Buyer has also agreed to assume the Assumed Liabilities as described in Schedule 1.2 to the Asset Purchase Agreement.


                                    Agreement

          In consideration of the representations, warranties, covenants and agreements contained herein, intending to be legally bound, the parties hereto agree as follows:

     1. Assignment and Assumption of Ancillary Agreements. Seller hereby sells, assigns, transfers and sets over to Buyer all of Seller's rights, title and interest in and to the Ancillary Agreements. Buyer hereby accepts such assignment and assumes and agrees to perform all obligations and liabilities arising under the Ancillary Agreements after the date hereof. Seller shall remain responsible for all of its obligations under the Ancillary Agreements arising or accruing prior to the date hereof.

     2. Assumption of Liabilities. Buyer hereby assumes and agrees to pay and satisfy, in accordance with the terms thereof, the Assumed Liabilities.

     3. Representations by Seller. Seller represents that no party has defaulted in the payment of its obligations under the Ancillary Agreements or in the performance of any of the terms, covenants, provisions and conditions of the Ancillary Agreements. Seller further represents that the Ancillary Agreements are in full force and effect according to the written terms and provisions thereof, and Seller has the right to assign its rights and obligations thereunder.

     4. No Waiver. Notwithstanding the foregoing, nothing provided herein shall be construed as a waiver by Seller of any claim or defense against any third party relating to any breach or default by such third party occurring under an Ancillary Agreement prior to the date hereof and Seller shall be permitted to pursue or continue legal action with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Ancillary Agreements to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.


                                     SELLER:

                                     STATE-LINE BARK & MULCH, INC.,
                                     a Georgia corporation


                                     By:
                                        -------------------------------
                                         Its Authorized Officer



                                     BUYER:

                                     MARGO STATE LINE, INC.,
                                     a Florida corporation


                                     By:
                                        --------------------------------
                                          Its Authorized Officer

                                    EXHIBIT D
                                    ---------

                              NON-COMPETE AGREEMENT

     This Non-Compete Agreement is dated as of February ____, 2005 by and among between State-Line Bark & Mulch, Inc., a Georgia corporation ("Seller"), Richard
K. Stewart and Dana M. Stewart ("Shareholders") and Margo State Line, Inc., a Florida corporation ("Buyer").


                                   Background

     Buyer and Seller are party to that certain Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement") pursuant to which Seller agreed to sell and Buyer agreed to purchase substantially all of the business and assets of Seller located in Folkston, Georgia. Shareholders are the sole shareholders of Seller. As a condition to the purchase and sale of the Business and the Assets (as defined in the Asset Purchase Agreement), Seller and the Shareholders agreed to enter into this Non-Compete Agreement.

                                    AGREEMENT
                                    ---------

     Therefore, for good and valuable consideration paid pursuant to the Asset Purchase Agreement, which consideration Shareholders will receive the benefit of, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals and Definitions. The foregoing recitals are true and correct and are hereby incorporated into this Agreement. Any interpretation or construction of this Agreement shall be considered in light of the recitals. Any capitalized terms used herein without definition shall have the meanings assigned to them in the Asset Purchase Agreement.

     2. Non-Competition. During the period commencing on the date hereof and ending three (3) years thereafter, neither Seller nor the Shareholders shall directly or indirectly, (i) engage in any activity or business that in any way competes with the business of Buyer, including without limitation the production of bulk or bagged garden cover, soil or compost products or related products (collectively, the "Products") within the Restricted Area (as defined below), or
(ii) contact any customers or suppliers of Buyer for purposes of directly or indirectly engaging in the activities described in subsection (i) above for such period. Provided, however, Buyer acknowledges that the Shareholders are also the owners and operators of "Mulch Masters, Inc.," which is engaged in the distribution and sales of Products, and Buyer hereby consents to Shareholders continuing the business of Mulch Masters, Inc., as it is presently conducted, notwithstanding the provisions of this Non-Compete Agreement.

     For purposes of this Agreement,  the term "Restricted  Area" shall mean the
states  of  Georgia,   Alabama,  Florida,  South  Carolina  and  Tennessee,  the
Commonwealth of Puerto Rico and the Caribbean.

     For purposes of this Agreement, the term "directly or indirectly" shall include, but not be limited to: (a) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise; (b) lending money to, guaranteeing the debts or obligations of or permitting one's name to be used in connection with, or (c) participating directly or indirectly in any such entity or enterprise as an owner, partner, limited partner, joint venturer, material creditor or stockholder (except as a stockholder holding less than a two percent (2%) interest in a corporation whose shares are traded on a national securities exchange or in the over-the-counter market).

     For purposes of this Agreement, a "customer" means any corporation, association, partnership, organization, business, individual or governmental agency (a "Person") within the Restricted Area to whom Buyer or Seller provides or has provided Products, or who is otherwise actively involved in a business relationship with Buyer or Seller in connection with such sales or services, including, without limitation, any person within such Restricted Area that Buyer is actively soliciting at any time during the term of this Agreement.

     3. Confidentiality. Seller and Shareholders acknowledge that they are in possession of certain confidential and proprietary information pertaining to the Business and the Assets, all of which contribute to the goodwill of the Business and all of which are transferred, sold and assigned to Buyer pursuant to the Asset Purchase Agreement. Therefore, Seller and Shareholders agree that at no time in the future will they disclose, discuss or reveal to any third party, whether directly or indirectly, any proprietary, confidential or non-public information pertaining to the Business or the Assets, including without limitation, customer lists, customer identities, sales figures, costs of products, methods of operation, methods of production, inventory levels, pricing structure, purchasing information, employee information or any other information pertaining to the Business, except in consented to in writing by Buyer. The restrictions set forth in this Section 3 are limited to information pertaining to the Assets and Business. The Seller will continue to operate a similar business, namely "Mulch Masters, Inc." and this restriction of confidentiality shall not prevent Seller from conducting normal operations of such business.

     4 . Nonsolicitation, Non-Recruitment and Non-Hiring Agreement. Seller and Shareholders further agree that they will not, directly or indirectly, solicit, recruit or hire any person (i) employed by Seller at any time within twelve (12) months prior to the execution of this Agreement, or (ii) employed by the Buyer at the time of or subsequent to execution of this Agreement.

     5. Breach.

          (a) The parties acknowledge that Buyer will suffer irreparable harm if Shareholder or Seller breaches this Agreement at any time. Accordingly, Buyer shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of a bond or other security, enjoining or restraining Shareholder or Seller from any violation of this Agreement, and Shareholder and Seller hereby consent to Buyer's right to the issuance of such injunction. In any proceeding by Buyer to enforce any provision of this Agreement, Buyer shall, in addition to any injunctive relief to which it may be entitled, be awarded damages to be determined by a court of competent jurisdiction and all court costs, disbursements and attorneys' fees incurred by Buyer.

          (b) In the event Shareholder or Seller violate the terms of this Agreement, the period of the restrictive covenant shall be extended, for an additional period equal to twice the length of time from the beginning of the violation until the later of:

               (i)  the  date  on  which   Shareholder  and  Seller  cease  such
                    violation; or

               (ii) the  date on which a court  issues  an  order  or  judgment enforcing the terms of the covenant.

          (c) In the event Shareholder or Seller violates the terms of this Agreement, they shall remit immediately to Buyer all profits, income and other amounts received by such party, directly or indirectly, or received by any person or entity related thereto, that may, in any way, be attributed to or otherwise connected with such violation.

     6. Miscellaneous.

          (a) Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto with respect to any of the terms contained herein.

          (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining provisions of the Agreement. If any provision of this Agreement shall be found to be excessive in time or scope under applicable law, such provision shall be deemed modified so as to give it the greatest degree of effectiveness in accordance with applicable law.

          (c) Waiver of Compliance. Any failure of Shareholder or Seller to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of such party to comply.

          (d) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in accordance with the terms of the Asset Purchase Agreement.

          (e) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Shareholder nor Seller may assign this Agreement, or any portion hereof, without the prior written approval of Buyer. Notwithstanding the foregoing, Shareholder and Seller expressly agree that Buyer may assign this Agreement to an entity that owns or controls, is owned or controlled by, or under common control with, Buyer. In addition, this Agreement shall be binding upon, and shall inure to the benefit of, any person or entity that acquires, is acquired by, merges, or otherwise combines with Buyer.

          (f) Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in that State, notwithstanding any conflicts of laws provisions to the contrary.

          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) Recitals and Headings. The Recitals to this Agreement are hereby incorporated herein and made part of this Agreement. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

          (i)  Entire   Agreement.   This   Agreement   sets  forth  the  entire
understanding between the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement, other than those set forth herein.

          (j) Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

          (k) Jurisdiction. The parties agree that any action hereunder shall be taken in a state court of competent jurisdiction in Duval County, Florida (the "County"). The parties agree that should any action in enforcement of this Agreement be undertaken in any federal court or in any other court outside of the County, this Agreement shall serve as the filing party's unconditional agreement to transfer said action, or dismiss it without prejudice for re-filing, to a proper state court in the County.

          (l) Strict Construction. The language used in this Agreement shall be deemed to be in the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied for or against any party hereto by reason of such party being deemed the draftsman hereof.

          (m) Costs of Enforcement. In the event either party initiates action to enforce his, her or its rights hereunder, the substantially prevailing party shall recover from the non-prevailing party its expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' fees, whether suit be brought or not (jointly referred to hereafter as "Expenses"). As used herein, Expenses include, but are not limited to, Expenses incurred in any workout, administrative, appellate or bankruptcy proceeding. All such Expenses shall bear interest at the rate of ten percent (10%) per annum from the date the substantially prevailing party pays such Expenses until the date the non-prevailing party repays such Expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph. For this purpose, the court is requested by the parties to award actual costs and attorneys' fees incurred by the substantially prevailing party, it being the manifest intention of the parties that the substantially prevailing party be completely reimbursed for all such costs and fees. The parties request that any inquiry by the court as to the award of fees and costs shall be limited to a review of the substantially prevailing party's affidavit of reasonable attorney fees and costs and any independent affidavit as to reasonable attorney fees and costs in determining whether the fees charged and hourly rates for such fees are consistent with the fees and hourly rates routinely charged by the attorneys for the substantially prevailing party.

          (n) Necessary Documents. All parties agree to sign any necessary documents to implement this Agreement.

          (o) Time of the Essence. Time is of the essence for performance hereunder.

          IN WITNESS WHEREOF the parties hereto have executed and delivered this Non-Compete Agreement as of the date first above written.

                                     SELLER:

                                     STATE-LINE BARK & MULCH, INC.,
                                     a Georgia corporation


                                     By:
                                        ---------------------------------
                                          Its Authorized Officer


                                     SHAREHOLDERS:


                                     ------------------------------------
                                     Richard K. Stewart


                                     ------------------------------------
                                     Dana M. Stewart

                                    EXHIBIT E
                                    ---------

                                SUPPLY AGREEMENT
                                ----------------


     This Supply Agreement is entered into as of this ___ day of February, 2005, by and between Margo State Line, Inc., a Florida corporation ("Supplier"), and Mulch Masters, Inc., a Florida corporation ("Mulch Masters").

                                   Background

     Supplier entered into that certain Asset Purchase Agreement dated as of February 9, 2005 (the "Asset Purchase Agreement") with State Line Bark & Mulch, Inc. ("Seller") and Richard K. Stewart and Dana M. Stewart (collectively, "Shareholders"), pursuant to which Seller agreed to sell, and Supplier agreed to purchase, substantially all of the business and assets of Seller located in Folkston, Georgia. Shareholders are the sole shareholders of Seller and Mulch Masters. As a condition to the purchase and sale of the Business and the Assets of Seller, Shareholders agreed to cause Mulch Masters to enter into this Supply Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

     NOW THEREFORE, the parties, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:


     Section 1. Supply and Purchase. Subject to the terms and conditions hereof, Supplier agrees to sell to Mulch Masters, and Mulch Masters agrees to purchase from Supplier, the bulk or bagged ground cover, soil and compost products and related products that have been purchased from Supplier in the last three (3) years (the "Products") in amounts not less than the three (3) year average purchases of Products by Mulch Masters, as reflected on Schedule 1 attached hereto. Notwithstanding the foregoing, if Supplier is unable to deliver any ordered Product to Mulch Masters within seventy-two (72) hours, Mulch Masters may purchase such Product from any third party; provided, however, for purposes of satisfying the purchase requirements under this Section 1, Mulch Masters will be deemed to have made such purchase from Supplier and such purchase shall count for all purposes towards the satisfaction of the requirements hereunder.

     Section 2. Price. The price for Products supplied hereunder shall be the fair market price for Products sold on similar terms and in similar quantities at the time of order. Payment shall be due net thirty (30) days from invoice. For purposes of this Agreement, the fair market price for Products shall be the lowest such price charged by Supplier to any customer of Supplier, on similar terms and in similar quantities at the time of order.

     Section 3. Quality Standards. The Products to be sold by Supplier to Mulch Masters pursuant to this Agreement shall be of a quality comparable to the Products produced by Seller and sold to Mulch Masters, in the three (3) year period preceding the date hereof. If Supplier is unable to provide Mulch Masters Products of comparable quality to the Products produced by Seller and sold to Mulch Masters in the three (3) year period preceding the date hereof, as determined by Mulch Masters in its reasonable good faith judgment, with respect to every two (2) out of three (3) orders, Mulch Masters may immediately terminate this Agreement.

     Section 4. Term. This Agreement shall be for a term of three (3) years, subject to earlier termination as set forth below. This Agreement may be renewed upon written agreement of both parties at the expiration of its initial term.

     Section 5. Termination. This Agreement may be terminated, at any time, as follows:

             a.       Upon mutual agreement of the parties, in writing;

             b.       By Supplier, upon ninety (90) days prior written notice;

             c.       By Mulch Masters, in accordance with Section 3 hereof;

             d. By Mulch Masters, upon the dissolution and liquidation of its business, upon the sale of all or substantially all of the assets of the business, or upon the sale of all of the stock of Mulch Masters by the shareholders of Mulch Masters; and

             e. By either party, upon a material default by the other party (except for a default under Section 3 relating to the delivery of quality Product), which default remains uncured for thirty (30) days after receipt of written notice thereof; provided, however, in the event such default cannot be reasonably cured within thirty (30) days, then such cure period shall be extended for an additional thirty (30) days provided the defaulting party has undertaken and continued all reasonable efforts to cure such default.

     Upon expiration or termination of this Agreement for any reason, Mulch Masters shall purchase from Supplier, at Supplier's cost, all bags in inventory of Supplier bearing the Licensed Marks (as defined in that certain Trademark and Trade Secret License Agreement dated of even date herewith between Supplier and Mulch Masters.)

Section 6.        Miscellaneous.
                  -------------

             a. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement shall be in writing and given in accordance with the notice provisions of the Asset Purchase Agreement.

             b.       Binding  Effect.   Except  as  otherwise provided in  this
agreement, this agreement shall be binding upon and inure to the benefit of the parties and their respective successors, transferees, and assigns.

             c. Severability. Every provision of this agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this agreement. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

             d. Further Action. Each party, upon the reasonable request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

             e. Governing Law. The internal laws of the State of Florida (without regard to principles of conflict of law) shall govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

             f. Entire Agreement. The provisions of this agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter hereof

             g. Waivers; Remedies. The observance of any term of this agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other further exercise thereof or the exercise of any other right or power.

             h. Relationship of Parties. It is the express intention of the parties that the relationship between the parties shall be that of an independent contractor and no partnership shall exist between the parties pursuant hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Supply Agreement to be duly executed as of the day and year first above written.


                                            MULCH MASTERS:

                                            MULCH MASTERS, INC.,
                                            a Florida corporation


                                            By: _______________________________
                                                     Its Authorized Officer



                                            SUPPLIER:

                                            MARGO STATE LINE, INC.,
                                            a Florida corporation


                                            By: _______________________________
                                                     Its Authorized Officer

                                    EXHIBIT F
                                    ---------

                                ESCROW AGREEMENT
                         (STATE-LINE BARK & MULCH, INC.)

     This Escrow Agreement (this "Agreement") is made effective as of February ___, 2005 (the "Effective Date"), by and among State-Line Bark & Mulch, Inc., a Georgia corporation ("Seller"), Richard K. Stewart and Dana M. Stewart ("Shareholders"), Margo State Line, Inc., a Florida corporation ("Buyer") and Rogers Towers, P.A., a Florida professional corporation ("Escrow Agent").


     Shareholders and Mulch Masters, Inc., a Florida corporation ("Mulch Masters"), own certain property located at Rte. 4, Box 630, Old Dixie Highway, Folkston, Georgia 31537 (the "Property") and Seller operates a business (the "Business") on the Property for the production of bulk or bagged ground cover, soil and compost products and related products. Shareholders are the sole shareholders of Seller and Mulch Masters. Pursuant to and subject to the terms and conditions set forth in that certain Asset Purchase Agreement, dated February 9, 2004, by and among Buyer, Shareholders and Seller (the "Asset
Purchase Agreement"), Buyer is acquiring from Seller substantially all of the assets relating to the Business, including, the Property.

     Capitalized terms which are used but not defined in this Agreement shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

     Pursuant to Section 1.3(a) of the Asset Purchase Agreement, upon closing of transactions contemplated by the Asset Purchase Agreement, One Hundred Thousand and 00/100 Dollars ($100,000.00) of the Purchase Price (the "Escrow Funds") is to be delivered to Escrow Agent to be distributed to Buyer or Seller, as the case may be, in accordance with the terms and conditions of the Asset Purchase Agreement and this Agreement.

     Escrow Agent has consented to act as escrow agent and to receive, hold, and disburse the Escrow Funds on the terms hereinafter set forth in this Agreement.

     Now,  therefore,  in  consideration of the premises and the mutual promises
herein  made,  the  adequacy  and  receipt  of  such   consideration  is  hereby
acknowledged, the parties agree as follows.

     1. Acceptance of Escrow Funds. To induce Escrow Agent to accept and hold in escrow the Escrow Funds of One Hundred Thousand and 00/100 Dollars ($100,000.00), each of Buyer and Seller does hereby authorize Escrow Agent to deposit the Escrow Funds in an interest bearing money market account with Bank of America, N.A. pursuant to the terms of this Escrow Agreement, using on said account the following name and Tax Identification Number:

                  State-Line Bark & Mulch, Inc.
                  TIN #__-________

     2. Disbursement of Escrow Funds. Escrow Agent is authorized to disburse escrow funds from the escrow account to Buyer or Seller upon the satisfaction of the conditions or the occurrence of the events set forth on Exhibit A. Escrow Agent shall have the right, but not the obligation, to require a written statement signed by all parties to this Agreement confirming satisfaction of all conditions precedent to disbursement of funds hereunder and authorizing disbursement of said funds, together with accrued interest, if any. Simultaneously with final disbursement of the Escrow Funds pursuant to this Agreement, Escrow Agent shall be released of all liability and responsibility under this Escrow Agreement.

     3. Escrow Account. All parties to this agreement understand and agree that Escrow Agent is holding the Escrow Funds as agent and that the funds are not trust funds. Escrow Agent undertakes and agrees to perform only such duties as expressly set forth herein. The duty of Escrow Agent hereunder shall be limited to the safe keeping of the Escrow Funds and the disposition of same in accordance with the provisions hereof.

     4. Escrow Agent. The parties acknowledge that Escrow Agent serves as legal counsel to Seller and Shareholders. Each party consents to such engagement and hereby waives any conflict arising from Escrow Agent's service hereunder. Nothing contained in this Agreement shall constitute Escrow Agent as trustee for any party hereto or impose on Escrow Agent any duties or obligations other than those for which there is an express provision herein. No implied duties or obligations of any kind shall be read into this Agreement against or on the part of Escrow Agent. Escrow Agent shall not be responsible for any of the agreements referred to or described herein (including without limitation the Asset Purchase Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby. Except as provided herein, Escrow Agent shall have no responsibility or liability for delivery of the Escrow Funds.

     5. Expense, Reimbursement and Indemnification.

          5.1 Buyer, Seller and Shareholders, jointly and severally, agree to reimburse Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by Escrow Agent in connection with resolution of any claim by any party hereunder.

          5.2 Each of Buyer, Seller and Shareholders, jointly and severally, agrees to indemnify Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorneys' fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by Escrow Agent's gross negligence, bad faith, or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

     6. Limitations on Escrow Agent Liability.

          6.1 Escrow Agent shall not be liable for any action taken or omitted to be taken by it under this Agreement except for acts of gross negligence or willful misconduct. In no event shall Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

          6.2 None of the provisions hereof shall be construed so as to require Escrow Agent to expend or risk any of its own funds or otherwise incur any liability in the performance of its duties under this Agreement.

          6.3 If it becomes illegal or impossible for Escrow Agent to carry out any of the provisions hereof, Escrow Agent shall incur no liability as a consequence of the enforceability or lack thereof of any agreements referred to herein.

          6.4 Escrow Agent shall not be liable to any party hereto in acting upon any written notice, request, waiver, consent, receipt, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written notification) or other paper or document believed by Escrow Agent to be signed by the proper party or parties. Escrow Agent will be entitled to treat as genuine and as the document it purports to be any letter, paper, telex or other document furnished or caused to be furnished to Escrow Agent by Buyer, Seller or Shareholders, and believed by Escrow Agent to be genuine and to have been transmitted by the proper party or parties, and shall have no responsibility for determining the accuracy thereof. Escrow Agent shall have no liability with respect to any good faith action taken or allowed by it hereunder.

          6.5 Escrow Agent may consult with legal counsel in the event of any dispute or questions as to the interpretation or construction of this Agreement or Escrow Agent's duties hereunder, and Escrow Agent shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel. Buyer, Seller and Shareholders, jointly and severally, shall be liable for any fees and costs incurred by the Escrow Agent in obtaining or acting upon the advice of counsel.

          6.6 In the event of any disagreement between Buyer, Seller and Shareholders resulting in adverse claims and demands being made in connection with or for any money involved herein or affected hereby, Escrow Agent shall be entitled at its option to refuse to comply with any such claims or demands, so long as such disagreement shall continue, and in so doing Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them, or to any person named in this Agreement, for its refusal to comply with such conflicting or adverse demands; and Escrow Agent shall be entitled to continue so to refrain and refuse so to act until:

               (a) the rights of the adverse claimants have been finally adjudicated in a court or by arbitration as set forth below assuming and having jurisdiction of the parties and the money involved herein and affected hereby; or

               (b) all differences have been adjudicated by agreement and Escrow Agent has been notified thereof in writing by all of the persons interested.

          6.7 In the event of such disagreement, Escrow Agent, in its sole and absolute discretion, may file a suit in interpleader or for declaratory relief for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all documents and property held hereunder, and each of Buyer, Seller and Shareholders, jointly and severally, agrees to pay
Escrow Agent's fees and all reasonable costs and reasonable counsel fees incurred in such action and said costs and fees shall be included in the judgment of any such action.

     7. Modification, Amendment, Rescission. No modification, amendment, rescission supplement or change of this Agreement shall be valid, binding or in effect unless notice thereof is given to Escrow Agent in writing by all parties hereto and accepted by Escrow Agent. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

     8. Resignation of Escrow Agent. Escrow Agent reserves the right to resign as Escrow Agent at any time upon giving five (5) business days written notice thereof to all parties at such parties' last known address. Upon notice or resignation by Escrow Agent, the parties agree that Escrow Agent may deliver the deposited funds, upon payment in full of all fees due Escrow Agent, to such replacement escrow agent as Buyer, Seller and Shareholders may appoint. If no notice is promptly received from the undersigned and the replacement escrow agent, Escrow Agent may petition any court of competent jurisdiction for disposition of the assets and Escrow Agent shall thereby be released from any and all responsibility and liability to the parties hereto.

     9. Successors and Assigns. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. The provisions hereof in favor of Escrow Agent shall survive the termination of this Agreement.

     10. Notices. All notices to or from Escrow Agent shall be in writing and shall be deemed delivered upon mailing by certified or registered mail, return receipt requested, to the respective addresses set forth below

If to Escrow Agent:
------------------
Rogers Towers, P.A.
1301 Riverplace Boulevard, Suite 1500
Jacksonville, Florida 32207
Attn.: Charles R. Curley, Jr.
Fax: (904) 396-0663

If to Buyer:                           Required copy to:
-----------                            ----------------

Margo State Line, Inc.                 Milam Howard Nicandri Dees & Gillam, P.A.
Carretera 690, Km. 5.8                 50 North Laura Street, Suite 2900
Vega Alta, Puerto Rico 00692           Jacksonville, Florida  32202
Attn: Michael J. Spector               Attn.: G. Alan Howard, Esq.
Fax: (787) 883-3244                    Fax: (904) 357-3661

If to Seller and Shareholders:         Required copy to:
----------------------------           ----------------

Mulch Masters, Inc.                     Rogers Towers, P.A.
230 Lee Rd.                             1301 Riverplace Boulevard, Suite 1500
Jacksonville, FL 32225                  Jacksonville, Florida 32207
Attn.: Richard Stewart                  Attn.: Charles R. Curley, Jr., Esq.
Fax: (904) ________________             Fax: (904) 396-0663



     All notices, instructions and other communication under this Agreement shall be deemed given to Escrow Agent only upon Escrow Agent's actual receipt of same at the address above (or to such other address or addresses as the Escrow Agent may designate to the parties in writing).

     11. Venue; Service; Etc. Each of the parties hereto absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of Florida and of any federal court located in said state in connection with any actions or proceedings brought against any of the parties hereto (or each of them) by Escrow Agent arising out of or relating to this Agreement. In any such action or proceeding, the parties hereto each absolutely and irrevocably: (a) waive any objection to jurisdiction or venue; (b) waive personal service of any summons, complaint, declaration or other process, and (c) agree that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with
Section 10.

     12. Tax Indemnification. Each of the parties hereto agree, jointly and severally, (a) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the funds in the escrow account or performance of other activities under this Agreement, (b) to instruct Escrow Agent in writing with respect to Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (c) to indemnify and hold Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expense), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

     13.  General.

          13.1 Force Majeure. Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          13.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

          13.3 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          13.4   Counterparts.   This  Agreement  may  be  executed  in  several
counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                Rogers Towers, P.A.,
                                a Florida professional corporation


                                By: _________________________________________
                                Name: _______________________________________
                                Title: ________________________________________


                                State-Line Bark & Mulch, Inc.,
                                a Georgia corporation


                                By: _________________________________________
                                Name: _______________________________________
                                Title: ________________________________________


                                ------------------------------------
                                Richard K. Stewart


                                ------------------------------------
                                Dana M. Stewart


                                Margo State Line, Inc.,
                                a Florida corporation


                                By:
                                    -----------------------------
                                        Michael D. Spector
                                        Its Authorized Officer

                                    Exhibit A


     The Escrow Funds shall be held by Escrow Agent to satisfy certain indemnification obligations of Seller under Article VII of the Asset Purchase Agreement.

     On August 16, 2005, Escrow Agent shall distribute to Seller a portion of the Escrow Funds equal to Fifty Thousand and 00/100 Dollars ($50,000.00) unless Escrow Agent and Seller have received written notice from Buyer, in accordance with Section 10, that Buyer is making or has made a claim for indemnification under Article VII of the Asset Purchase Agreement (a "Claims Notice"). If Escrow Agent and Seller have not received a Claims Notice, then on August 16, 2005, Escrow Agent shall distribute to Seller a portion of the Escrow Funds equal to Fifty Thousand and 00/100 Dollars ($50,000.00), less any and all amounts that have been paid pursuant to any Claims Notices and less any and all amounts then subject to a Claims Notice.

     On February 16, 2006, Escrow Agent shall distribute the balance of the Escrow Funds (i.e., the Escrow Funds, together with any interest thereon, less any and all amounts that have been paid pursuant to any Claims Notices), less any amounts then subject to a Claims Notice, to Seller.

     In the event Escrow Agent receives a Claims Notice, then Escrow Agent shall pay to Buyer the amount set forth in such Claims Notice, unless Escrow Agent receives written notice that Seller disputes such right of Buyer to set off against the Escrow Funds as described in such Claims Notice within five (5) days of receipt of such Claims Notice. In the event Seller disputes the right of Buyer to exercise of the right of setoff against the Escrow Funds pursuant to
Article VII of the Asset Purchase Agreement or disputes the amount by which Buyer seeks to setoff any claim for indemnification, as described in such Claims Notice, and such dispute is not otherwise settled by the mutual agreement of Buyer and Seller, then such dispute shall be settled by arbitration in Jacksonville, Florida in accordance with the rules of the American Arbitration Association and the award rendered by the arbitrator or arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

     Escrow Agent shall not have the obligation to distribute any part of the Escrow Funds pursuant to a Claims Notice that is in dispute unless and until such time that Escrow Agent has received definitive written evidence that such dispute has been resolved and then Escrow Agent shall only be required to make distribution in accordance with and only to the extent permitted by such resolution.

     Seller shall not have any right or interest in any portion of the Escrow Funds distributed by Escrow Agent to Buyer and the amount distributed to Buyer shall be treated as a reduction in the Purchase Price.

                                    EXHIBIT G
                                    ---------

                  TRADEMARK AND TRADE SECRET LICENSE AGREEMENT


     THIS TRADEMARK AND TRADE SECRET LICENSE AGREEMENT is made and entered into as of this __ day of February 2005 (the "Effective Date") by and between: (1) Mulch Masters, Inc., a Florida corporation ("Licensor"); and (2) Margo State Line, Inc., a Florida corporation ("Licensee").

                                   Background

     Licensor is the lawful owner of, has adopted, used and is using the trademark WILD EARTH in connection with mulches, stones, soils, mixes, fertilizers and other goods used in connection with greenhouses, nurseries and plant growing. Licensee recently purchased from Licensor substantially all of the business and assets of Licensor's business operations located in Folkston, Georgia. As a condition to the purchase and sale of those assets, Licensor retained ownership of its trademarks and all goodwill associate therewith and agreed to enter into a license agreement with Licensee for the limited use of the WILD EARTH trademark by Licensee in connection with Licensee's sale of certain plant products at the Folkston, Georgia location on the terms and conditions set forth in this Agreement. Licensee recognizes that the valuable reputation and goodwill attaching to Licensor's trademarks are dependent for their preservation on the high quality standards prescribed and established by Licensor and, accordingly, Licensee is willing to comply with Licensor's standards in order to obtain such quality and to cooperate with Licensor in preserving the reputation and goodwill attaching to Licensor's trademarks.

     NOW, THEREFORE, the parties, in consideration of the mutual agreements and promises herein contained, the receipt and adequacy of which are hereby acknowledged, do hereby agree, intending to be legally bound, as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Licensed Marks" shall mean the mark WILD EARTH, the mark depicted in the Registration and all other words, marks, names, slogans, logos, graphics, designs and other indicia used in connection therewith.

     (b) "Location" shall mean that certain facility located at Rte. 4, Box 630, Old Dixie Highway, Folkston, Georgia 31537, Folkston, Georgia purchased by Licensee from Licensor.

     (c) "Products" shall mean mulch, aggregate stones; soil mixes, soil-less mixes; and fertilizers.

     (d) "Registration" shall mean trademark registration number 2,295,023, registered on the Principal Register of the United States Patent and Trademark Office by Licensor on November 30, 1999, a true and correct copy of which is attached hereto as Exhibit A.

    (e) "Trade Secrets" shall mean all information disclosed by Licensor to Licensee that is neither public nor generally known including, without limitation, ideas, inventions, discoveries, improvements, procedures, methods, processes, formulae, compositions, methods, components, recipes and other materials used in connection with the manufacture, maintenance, improvement and use of the Products.

2.   License Grant.

     (a) Licensed Marks. Subject to the terms and conditions set forth in this Agreement, Licensor grants to Licensee, and Licensee accepts from Licensor a limited, personal, non-transferable, royalty-free license to use the Licensed Marks solely for and in connection with the marketing, promotion, advertisement, distribution, and sale of Products manufactured at and sold from the Location during the Term of this Agreement. Licensee shall not have the right to grant sub-licenses.

    (b) Trade Secrets. Licensor may disclose the Trade Secrets to Licensee in connection with this Agreement. Upon receipt of the Trade Secrets, subject to the terms and conditions set forth in this Agreement, Licensor grants to Licensee, and Licensee accepts from Licensor a limited, personal, non-transferable, royalty-free license to use the Trade Secrets solely to manufacture Products at the Location during the Term of this Agreement. Licensee shall not have the right to grant sub-licenses.

3.   Quality Standards.

     (a) Trademark Use Approval. Licensee shall furnish to Licensor prior to any use, for the approval of Licensor, copies of any Products, or other products or materials exhibiting or otherwise using the Licensed Marks (the " Samples") and copies of formats of all advertising, marketing, and promotional material on which the Licensed Marks appear (the "Materials"). Licensor shall have the right to approve or disapprove any or all Products, Samples or Materials and Licensor's approval shall not be unreasonably withheld. Licensee shall not distribute, sell or advertise any Products unless and until the Sample and Materials for such Products have been approved by Licensor pursuant to this section 3(a). Licensor shall have the right to require any Products or Samples to be manufactured in accordance with its specifications and using the Trade Secrets. Any product developed, manufactured, distributed, sold, and advertised by Licensee shall conform to the Sample approved or deemed approved by Licensor. Licensor shall have the right to terminate the licenses granted in sections 2(a) and 2(b) of this Agreement upon Licensee's failure to have any Products, Materials or Samples approved after having received written notice from Licensor of such failure and an opportunity to cure. Licensor hereby approves of and consents to Licensee's use of the existing bag inventory purchased by Licensee from Licensor and bearing the Licensed Marks.



     (b) Inspections and Requests. Licensor may visit the Licensee's business at reasonable times to determine Licensee's compliance with its obligations under this Agreement including, without limitation the express requirements of this sections 3 and sections 4, 5 and 10. Licensor shall have the right, from time to time, to request that Licensee provide written confirmation and provide Samples of all uses of the Licensed Marks and a description of their manufacture and composition, and of complaints, violations or other issues that evidence whether or not Licensee is in compliance with the terms and conditions of this Agreement including, without limitation, this section 3. Licensee  shall respond to all such requests  within thirty
          (30) days.

     (c) Good Faith. Licensee agrees that it shall conduct its business operations including, without limitation, at the Location, in a dignified manner, consistent with and enhancing the general reputation of the Licensed Marks and Licensor, and in accordance with good trademark practice.

     (d) Goodwill. Any and all goodwill arising from Licensee's use of the Licensed Marks shall inure solely to the benefit of Licensor, and neither during or after the termination of this Agreement and the License granted hereunder shall Licensee shall not acquire ownership of or assert any claim to the Licensed Marks or such goodwill. Licensee shall not take any action that could be detrimental to the goodwill associated with the Licensed Marks or with Licensor.

     (e) Compliance With Laws. Licensee shall comply at all times at its sole expense with all applicable laws and regulations pertaining to the development, creation, promotion, sale, or distribution of the Products.

4.   Marking and Validity.

     (a) Acknowledgment and Marking. Licensee hereby acknowledges Licensor's ownership of all rights, title and interest in and to the Licensed Marks and the Trade Secrets and Licensor's exclusive right to use and license the use of the Licensed Marks and Trade Secrets and agrees not to claim any title, ownership or interest to the Licensed Marks or Trade Secrets or any right to use the Licensed Marks or Trade Secrets, or to the goodwill associated therewith. Licensee shall include all notices and legends with respect to Licensor's trademarks and trade names as are or may be required by applicable federal, state and local trademark laws or which may be reasonably requested by Licensor. All materials containing the Trade Secrets shall be marked with a legend and cover sheet stating, "Confidential and Proprietary Information and Trade Secrets of Mulch Masters, Inc. DISCLOSURE OF THIS INFORMATION IS RESTRICTED AND PROTECTED BY LAW." Licensee shall place in a conspicuous location on all Materials, Products, and other goods bearing a federally registered trademark, a notice in accordance with the United States trademark laws, including 15 U.S.C. ss. 1111.

     (b) Use of Similar Marks. Licensee shall at no time adopt or use, without Licensor's prior written consent, any variation of the Licensed Marks, including translations, or any mark likely to be similar to or confusing with the Licensed Marks any products or services, whether or not included within the definition of "Products." In the event that Licensor consents to any variation of the Licensed Marks, Licensee hereby agrees that Licensor shall own such new mark and shall, at its cost and expense, file and obtain in Licensor's name all United States and international trademark registrations. Licensor agrees to give Licensee reasonable assistance, including execution and delivery of all documents required by Licensee, in filing such applications for trademark registration.

     (c) Trademark Validity. Licensee shall not contest or deny the validity or enforceability of any or all of the Licensed Marks or oppose or seek to cancel any registration thereof by Licensor, or Licensor's exclusive right to use the Licensed Marks nationwide, or provide assistance or cooperation to others in doing so, either during the term of this Agreement or at any time thereafter.

     (d) Cooperation. Licensee shall, during the term of this Agreement and after termination cancellation or expiration hereof for any reason whatsoever, execute such documents as Licensor may request from time to time to ensure that all right, title and interest in and to the Licensed Marks reside with Licensor.

     (e)  Survival.   The  provisions  of  this  section  4  shall  survive  any termination, cancellation or expiration of this Agreement for any reason whatsoever.

5. Title to the Licensed Marks. Licensor represents to Licensee that: (a) Licensor has good title to the Licensed Marks and has the right to grant the licenses provided for hereunder in accordance with the terms and conditions hereof, free of any liens, pledges, mortgages, restrictions, security interests and encumbrances of any kind, other than encumbrances and restrictions which will not interfere in any material respect with the exercise by Licensee of the rights granted to Licensee hereunder; (b) there is no claim, action, proceeding or other litigation now pending with respect to the Licensed Marks or Trade Secrets; and (c) to the best of Licensor's knowledge and belief, there are no known threatened claims with respect to Licensor's ownership of the Licensed Marks or Trade Secrets which, if adversely determined, would restrict or otherwise interfere in any material respect with the exercise by Licensee of the rights purported to be granted to Licensee hereunder.

6. Notice and Prosecution of Infringement. Licensee agrees to notify Licensor promptly, in writing, of any alleged, actual or threatened infringement of any of the Licensed Marks of which Licensee becomes aware. Licensor has the sole right to determine whether or not to take any action on such infringements. Licensor has the sole right to employ counsel of its choosing and to direct any litigation and settlement of infringement actions. Any recoveries, damages and costs recovered through such proceedings shall belong exclusively to Licensor, and Licensor shall be solely responsible for all costs and expenses (including attorney fees) of prosecuting such actions. Licensee agrees to provide Licensor with all reasonably requested assistance in connection with such proceedings.

7.   Term and Termination.

    (a) Term. This Agreement commences on the Effective Date and continues for a term of nine months, plus such additional period of time as may be required to exhaust the bag inventory bearing the Licensed Marks on hand at the end of nine months, unless earlier terminated in accordance with Section 6(b), 6(c) or 6(d) below (the "Term"). This Agreement shall only be renewed if agreed upon in writing by the parties prior to the expiration of the Term.

     (b) Termination by Licensor. Licensor shall have the right to terminate this Agreement upon prior written notice to Licensee, effective immediately upon Licensee's receipt of said notice, if:

          (i) During any three (3) consecutive month period Licensee has not marketed, published, distributed, sold or otherwise exploited the Products used in connection with the Licensed Marks;

          (ii) Licensee sells or otherwise disposes of substantially all of its business or assets to a third party or parties, whether by stock, merger, consolidation, or sale of all or substantially all of its assets or otherwise, except as expressly authorized in section 9 below;

          (iii) Control or ownership of Licensee is in any manner transferred except as expressly authorized in section 9 below; or

          (iv) Licensee breaches any of its obligations or fails to meet any of those requirements of performance or quality set forth in sections 3 and 4 above.

     (c) By Licensee. Except as otherwise provided herein, Licensee shall have the right to terminate this Agreement at any time and for any reason upon thirty (30) days prior written notice.

     (d) By Either Party. Either party shall have the right to terminate this Agreement upon the following:

         (i) If either Licensor or Licensee defaults in the performance or observance of any of the terms or conditions of this Agreement and such default is not remedied within fifteen (15) calendar days after written notice specifying the nature of the default is received by the defaulting party, then the non-defaulting party shall have the right to terminate this Agreement by written notice to the defaulting party; or

         (ii)
                  If any of the following events occur: (A) insolvency or the making by a party to this Agreement of an assignment for the benefit of creditors; (B) the filing by or against a party hereto of, or the entry of an order for relief against a party hereto in, any voluntary or good faith involuntary proceeding under any bankruptcy, insolvency, reorganization or receivership law, including, but not limited to, the Bankruptcy Code, or an admission seeking relief as therein allowed, which filing or order shall not have been vacated within sixty (60) calendar days from the entry thereof; (C) the appointment of a receiver for all or a substantial portion of such party's property and such appointment shall not be discharged or vacated within sixty (60) calendar days of the date thereof; or (D) the assumption of custody, attachment or sequestration by a court of competent jurisdiction of all or a significant portion of such party's property, then the other party to the Agreement shall have the right to terminate this Agreement by written notice to the party affected by such occurrence. No assignee for the benefit of creditors, receiver, liquidator, trustee in bankruptcy,  sheriff  or any other  officer  of  the  court or official charged with taking over custody of the assets or business of a party to this Agreement shall have any right to continue performance of this Agreement, and this Agreement may not be assigned by operation of law.

8. Effects of and Procedure with Respect to Termination. Upon the termination, cancellation or expiration of this Agreement for any reason whatsoever, all rights of Licensee under the licenses granted in sections 2(a) and 2(b) shall immediately terminate and automatically revert to Licensor, without notice and without the need to take any action, and Licensee shall immediately cease and discontinue all uses of the Licensed Marks and Trade Secrets and thereafter shall no longer use or have the right to use any of the Trade Secrets or any of the Licensed Marks or any variation or simulation thereof, or any word or mark similar thereto, or to (directly or indirectly) develop, create, market, distribute, sell, or advertise the goods or services in connection with any of the Licensed Marks. Licensee acknowledges that Licensee's failure to immediately cease the use of the Licensed Marks and Trade Secrets upon termination, cancellation or expiration of this Agreement shall result in immediate and irreparable damage to Licensor and to the rights of any other or subsequent licensees. Licensee acknowledges and admits that there is no adequate remedy at law for such failure, and agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunction and such other and further relief as any court with jurisdiction may deem just and proper.

9. Assignment. This Agreement is personal with respect to Licensee's performance and licensing of the Licensed Marks and use of the Trade Secrets. Licensee shall not assign this Agreement, in whole or in part, without the prior written consent of Licensor (in its sole discretion); provided, however, Licensee may assign or transfer this Agreement to another entity controlled by Margo Caribe, Inc., by operation of law or otherwise, without the prior consent of Licensor. Any attempted assignment in violation of this section shall be void and of no force or effect. Nothing herein shall be construed to limit the right of the Licensor to transfer or assign its interests in the Licensed Marks, subject to the Agreement of the assignee to be bound by the terms and conditions of this Agreement.

10.  Confidentiality.

     (a) Licensee agrees to maintain the Trade Secrets in strict confidence. Except with the express prior written consent of Licensor, Licensee shall not at any time use the Trade Secrets for its own use or for any purpose whatsoever and shall not disclose any Trade Secrets to any one at any time including, without limitation, any person, business, organization or company or entity, or any employee, agent, officer, director, or shareholder of Licensee. Under this Agreement, Licensee is only authorized to use the Trade Secrets in connection with the license grants set forth in section 2(b) above and may only disclose the Trade Secrets to a very limited number of Licensee's employees having a need to review the Trade Secrets in order to carry out the licensed activities. Prior to any disclosures to such employees, Licensee shall have each such employee execute a written agreement acknowledging that they have been advised of this Agreement and agree to be bound thereby. Licensee shall promptly deliver to Licensor the names of each individual to whom the Trade Secrets is disclosed along with a copy of such person's agreement to be bound hereby. Licensor shall be an express and intended third party beneficiaries of such agreements.

     (b) No Reproduction of Materials. Licensee acknowledges and agrees that any and all Trade Secrets shall not be copied or reproduced in whole or in part in any form and shall not be used to create any compilations, extracts, or other works containing or based upon the Trade Secrets. At any time upon the oral or written request of Licensor, Licensee shall return all Trade Secrets and materials to Licensor within five (5) business days along with a statement by an officer of Licensee certifying the return of all Trade Secrets.

     (c) No Obligation To Disclose. Nothing in this Agreement shall be construed to create an obligation upon Licensor to make any disclosures of the Trade Secrets, in whole or in part, to Licensee. Licensor shall have the right to decide what disclosures, if any, it shall make under this Agreement.

     (d) Judicially Ordered Disclosure. In the event that Licensee is compelled to disclose any portion of the Trade Secrets pursuant to a court order, Licensee shall first immediately give Licensor written notice of such required disclosure and shall cooperate with Licensor in seeking to prevent the disclosures or to otherwise seek a protective order sealing the requested information. In the event a disclosure is finally ordered, Licensee shall only disclose those portions of the Trade Secrets necessary to comply with the court order.

     (e) Notice of Violations. In the event of any violation or breach of any obligation set forth in this Agreement, Licensee shall notify Licensor in writing of such violation or breach including, the names of all parties involved and the extent thereof. Licensee shall, at its cost and expense, also take all necessary steps to cure the violation and shall fully cooperate with Licensor in any actual or threatened legal actions and proceedings.

     (f) No Rights Granted. The disclosure of Trade Secrets under this Agreement does not grant any express or implied rights or license to Licensee to or under any trade secrets, patents, patent applications, inventions, copyrights, trademarks, trade secret information, works of authorship, or other intellectual property rights heretofore or hereafter possessed by Licensor. All Trade Secrets are and shall remain the sole and exclusive property of Licensor.

11. Waiver of Statutes. Licensee hereby expressly and forever releases and discharges Licensor and its successors and assigns from all obligations and requirements Licensor may have, and waives all rights, protections and privileges Licensee may have or otherwise be entitled to under Florida's Sale of Business Opportunities Act (Fla. Stat. ss.ss. 559.80 through 559.815) and under any similar laws of any other state or jurisdiction including, without limitation, the State of Georgia. The foregoing release, waiver and discharge by Licensee shall further include, without limitation, any obligations of Licensor to deliver or make available to Licensee any disclosure documents, any registration requirements, any breaches of the Sales and Business Opportunities Act, any and all claims Licensee may have under Fla. Stat. ss. 559.813, and any and all like or related claims arising under Florida's Deceptive and Unfair Trade Practices Act (Fla. Stat. ss.ss. 501.201 through 501.213), and under any similar laws of any other state or jurisdiction including, without limitation, the State of Georgia.

12.  Miscellaneous.

     (a) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or nationally recognized overnight courier service, with postage prepaid:

          (i)         If to Licensee:  Margo State Line, Inc.
                                       Carretera 690, Km. 5.8
                                       Vega Alta, Puerto Rico 00692
                                       Attn: Michael J. Spector

                      With a copy to:  G. Alan Howard, Esq.
                                       Milam Howard Nicandri Dees & Gillam, P.A.
                                       50 North Laura Street
                                       Suite 2900
                                       Jacksonville, Florida  32202

           or to such other person or address as Buyer shall furnish to Seller in writing:

          (ii)     If to Licensor       Mulch Masters, Inc.
                                        230 Lee Rd.
                                        Jacksonville, Florida 32225
                                        Attn: Richard K. Stewart

                    With a copy to:     Charles R. Curley, Jr., Esq.
                                        Rogers Towers, P.A.
                                        1301 Riverplace Boulevard, Suite 1500
                                        Jacksonville, Florida 32207

     (b) Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, transferees, and assigns.

     (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. However, if any provision of this Agreement or the application of any provision to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be reduced to such scope as is reasonable and enforceable if possible. Otherwise, such provision shall be ineffective to the extent of such prohibition or invalidity without it invalidating the remainder of the provisions of this Agreement or the application of the provision to the other parties or other circumstances.

     (d) Further Action. Each party, upon the reasonable request of the other party, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

     (e) Governing Law. This Agreement shall be governed by, and interpreted under, the laws of the State of Florida applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereto hereby agree that any legal suit action, or proceeding arising out of or relating to this Agreement must be instituted in a federal or state court location in Duval County, Florida, and the parties hereto hereby irrevocably submit to the jurisdiction of any such court and waive any objection to the laying of venue in, jurisdiction over their person in, or the inconvenience of, such forum. In connection with any litigation brought which arises out of or relates to this Agreement, the prevailing parties shall be entitled to recover all costs and expenses therein incurred including reasonable attorneys' fees at trial and on appeal.

     (f) Interpretation. Should any provision of this Agreement require judicial interpretation, the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

     (g) Specific Performance. Each party agrees with the other party that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching party may be entitled, at law or in equity, the nonbreaching party shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

     (h) Entire Agreement. The parties expressly declare and understand that no promises, inducements, consideration or agreements not herein expressed have been made to them. This Agreement, and all Exhibits hereto constitute the entire agreement between the parties with respect to its subject matter, and merges all prior discussions between them. The parties shall not be bound by any conditions, definitions, or representations with respect to the subject matter of this Agreement other than as expressly provided herein or as duly set forth subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby. This Agreement may only be amended or modified by a writing, signed by the parties.

     (i) Waivers; Remedies. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other further exercise thereof or the exercise of any other right or power.

     (j) Survival. Notwithstanding any provision of this Agreement to the contrary, the parties obligations and the terms and conditions of sections 4, 8, 10 and 11 shall expressly survive the termination, cancellation or expiration of this Agreement for any reason whatsoever.

     (k) Relationship of Parties. Except as otherwise provided herein no license or other rights, express or implied, are granted to either party. The relationship of Licensee to Licensor is that of an independent contractor and neither Licensee nor its agents or employees shall be considered employees of Licensor. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or grant of a franchise between Licensor and Licensee. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity or to make commitments of any kind for the account of or on behalf of the other, except to the extent and for the purposes provided herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    LICENSOR:

                                    MULCH MASTERS, INC.,
                                    a Florida corporation


                                    By: _______________________________
                                         Its Authorized Officer



                                    LICENSEE:

                                    MARGO STATE LINE, INC.,
                                    a Florida corporation


                                    By: _______________________________
                                         Its Authorized Officer

                                    Exhibit A


                          Registration Number 2,295,023

                                    EXHIBIT H

                                 LEASE AGREEMENT


     This LEASE AGREEMENT (this "Lease") is made as of February 16th, 2005, by and between Margo State Line, Inc., a Florida corporation ("Tenant"), Richard K. Stewart and Dana M. Stewart (the "Stewarts") and Mulch Masters, Inc., a Florida corporation (together with the Stewarts, the "Landlord").

                                   Background

     Tenant (as Buyer) and Landlord (as Seller) are party to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") and those Agreements for the Purchase and Sale of Real Property (collectively, the "Purchase Agreements"), each dated as of February 9, 2005 pursuant to which Lessor has purchased from Lessee substantially all of the business and assets of Seller located in Folkston, Georgia, and agreed to purchase that certain real property more particularly described on Exhibit A to the Purchase Agreements (the "Real Property"). The Real Property is described on Exhibit A attached hereto and, together with all improvements located thereon is referred to herein as the "Premises". Lessor has agreed to lease the Premises to Lessee, subject to the terms and conditions of this Lease. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Asset Purchase Agreement.

     In anticipation of a purchase of the Premises, in conjunction with the purchase of the Business, the Landlord obtained an environmental audit of the Real Property which revealed the presence of certain recognized environmental conditions (RECs) as set forth in that certain letter from Butte, Inc. dated as of February 14, 2005. Landlord has agreed to pursue remediation of the Real Property to address the RECs. The Tenant remains desirous of purchasing the Property, once the remediation efforts have been completed. In the interim, the Tenant has agreed to lease the Premises on the terms and conditions set forth below.

         NOW THEREFORE, for and in consideration of the premises, the covenants and agreements hereinafter set forth, Landlord and Tenant do hereby covenant and agree as follows:

     1. Premises. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Real Property more particularly described in Exhibit A attached hereto, together with all Improvements constructed thereon.

     2. Term of Lease. The term of this Lease (the "Term") shall be for a period of thirty (30) days, subject to extension or earlier termination in accordance with the terms hereof. The Term, and Tenant's obligations under this Lease, shall commence on the date hereof (the "Commencement Date"). The Term may be extended by Tenant, in its sole discretion, for no more than three (3) additional periods of thirty (30) days each, to permit Landlord sufficient time to remediate the RECs. In the event that Seller shall default under the terms of the Purchase Agreements or the transactions contemplated thereby do not otherwise close for reason other than default by Tenant, then Tenant, may in its sole discretion and option, elect to extend the term hereof for a period of twelve (12) months.

     3.     Rent.
            -----
     (a) During the Term of this Lease, Tenant shall pay to Landlord rent in the amount of $1.00 per month.

     (b) In addition to the above-stated rent payments, during the Term of this Lease Tenant shall be responsible for the payment of all of the ad valorem, real estate property taxes and other assessments against the Premises (the "Taxes") and provide Landlord evidence of payment of same, upon request.

     4.      Tenant Agreements.
             ------------------

     (a) The Tenant agrees to pay the rent as set forth above in advance commencing on the Commencement Date and on the first day of each succeeding calendar month. The Tenant shall pay for all of its own utility charges, including water, electric and sewer.

     (b) Tenant agrees to keep, repair, replace and maintain the interior and exterior of all Improvements on the Premises, in as good and substantial condition as they are at the beginning of the Lease (reasonable wear and tear excepted), and to keep and maintain the Premises in good and clean condition, reasonable wear and tear excepted.

     (c) In the event that any mechanic's lien is filed against the Premises as a result of alterations, additions or improvements made by the Tenant, the Tenant shall, within ninety (90) days after receiving written notice from Landlord, remove said lien or post any bond which may be reasonably required, which bond shall be with adequate surety. Landlord shall have the right, at its discretion, to record a memorandum giving notice that all work commenced and liens filed are based on the authority of Tenant, and not Landlord.

     5.      Landlord Agreements.
             -------------------

     (a) Landlord grants to Tenant the right of peaceful possession and use of the Premises.

     (b)     Landlord  agrees  to  promptly   commence  and  diligently   pursue
remediation efforts with respect to the RECs present on the Premises. Tenant agrees to close on the purchase of the Real Property within three (3) days of completion of remediation of the RECs, in accordance with the provisions of the Purchase Agreements, which are deemed amended in accordance with the provisions hereof.

     6. Damage to or Destruction of Premises. The Tenant shall carry replacement liability and fire and casualty insurance in order to provide for replacement and/or repair of the Improvements in the event of said destruction. The Landlord shall be named as an additional insured on all such policies. In the event of damage or destruction of the Premises as a result of any cause, Tenant may, at its sole discretion, either elect to rebuild the Improvements or terminate this Lease without further liability hereunder. In the event the Tenant elects to terminate this Lease, then Tenant agrees to assign and pay all insurance proceeds to Landlord. If the Tenant elects not to terminate this Lease, then the insurance proceeds received by the Tenant shall be applied to rebuilding of the Improvements and repair and/or replacement of the Tenant's personal property. If the proceeds of the insurance policies are insufficient to replace the Improvements, then Tenant shall be liable for the difference between the insurance proceeds and the replacement cost of the Improvements.

     7. Eminent Domain. If the entire Premises shall be appropriated or taken by virtue of (or sold under threat of) eminent domain by any public or quasi-public use or purpose, this Lease shall terminate as of the date of such taking, and Tenant shall thereupon be released from any further liability hereunder, and Tenant shall be entitled to apply for and, to the extent rewarded, receive that portion of any condemnation award covering the value of the Improvements and any alterations made to the Premises by Tenant, if any have been performed, and relocation expenses for the moving of Tenant's furnishings, movable expenses for the moving of the Improvements, Tenant's furnishings, movable fixtures and other personal property. If a portion of the Premises or any access thereto is condemned or taken by eminent domain proceedings so as to render the Premises substantially unusable as an electric motor repair facility, then in such event Tenant shall have the right to terminate this Lease as of the date of such taking upon giving Landlord notice in writing within thirty (30) days after the receipt of written notice of such appropriation or taking by Tenant from Landlord. Landlord agrees to give written notice to Tenant immediately upon receiving notice of appropriation or taking hereunder. Upon any such cancellation, Tenant shall thereupon be released from any further liability under this Lease, and share in the condemnation award as indicated above. If this Lease is terminated in either manner hereinabove provided, the monthly rental for the last month of Tenant's occupancy shall be prorated. The entire damage award of the condemnation proceedings shall be allocated between Landlord and Tenant as their interests may be determined.

     8.      Default and Early Termination.
             ------------------------------

     (a) If Tenant shall fail to make any rent or other payment required under this Lease as and when due and such failure shall not be cured within ten
(10) days after receipt of written notice from Landlord, or if Tenant shall fail to perform any other obligation under this Lease and such failure shall not be cured within thirty (30) days after receipt of written notice from Landlord (or such longer period if such failure cannot be reasonably cured within a 30 day period and Tenant promptly commences and diligently pursues the curing of such failure), Landlord shall be entitled to declare a default under this Lease and to immediately re-enter and retake possession of the Premises.

     (b) If Tenant fails to perform any of its obligations under this Lease, and such failure is not cured within thirty (30) days after written notice from Landlord, then, in addition to such other rights and remedies as Landlord may have at law or in equity, Landlord shall have the right to perform such obligation in lieu of Tenant, and, in such event, Tenant shall reimburse Landlord for all costs incurred in performing such obligation within thirty (30) days of written demand therefor. If Tenant shall fail to reimburse Landlord as required in the preceding sentence, Landlord shall have the right to offset such due amount against the Varnish Note.

     (c) If Landlord fails to perform any of its obligations under this Lease, and such failure is not cured within thirty (30) days after written notice from Tenant, then, in addition to such other rights and remedies as Tenant may have at law or in equity, Tenant shall have the right to perform such obligation in lieu of Landlord, and, in such event, Landlord shall reimburse Tenant for all costs incurred in performing such obligation within thirty (30) days of written demand therefor. If Landlord shall fail to reimburse Tenant as required in the preceding sentence, Tenant shall have the right to offset such due amount against Tenant's rent obligation under this Lease.

     9. Insurance. Tenant shall keep and maintain the following insurance at Tenant's cost and expense:

     (a) Tenant shall insure the Improvements against damage and destruction by fire and other perils in the amount of the full replacement value of the Improvements, as the value may exist from time to time. All such policies shall name Landlord as additional insureds and shall provide that such policies may not be canceled without thirty (30) days prior written notice to Landlord.

     (b) Tenant shall also keep and maintain liability insurance with a minimum combined single limit of liability of $1,000,000.00 for personal injuries or deaths of persons occurring in or about the Premises, and Tenant shall indemnify and hold the Landlord harmless from any losses, claims, or cause of action arising out of Tenant's use of the Premises.

     10. Signage. Tenant shall have the sole discretion, responsibility and obligation in regard to the placement and installation of signage on the Premises. Tenant shall have all responsibility and all obligation to maintain, install and permit any signage on the Premises, in accordance with all applicable state, local and national regulations.

     11. Assignment. Tenant may not assign this Lease or any of its rights hereunder to a third party, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, it being understood that the assignee must have substantially similar or greater financial resources than Tenant. Upon execution and delivery of an express assumption of the Tenant's obligations hereunder by any assignee, the Tenant shall be released from all further liability hereunder.

     12. Memorandum of Lease. With the execution of this Lease, Landlord and Tenant shall, upon Tenant's request, enter into a memorandum of lease which will be recorded in the public records of Charlton County, Georgia for the purposes of providing constructive notice of Tenant's rights in the Premises.

     13. Non-Disturbance Agreement. This Lease shall be superior to any mortgage or other lien upon the Premises. Landlord shall exercise its best efforts to cause the holder of any mortgage lien encumbering all or any portion of the Premises to enter into a non-disturbance agreement with Tenant under which such holder shall agree that the foreclosure of the mortgage lien or exercise of any other rights or remedies shall not terminate the Lease or impair the exercise of any rights of Tenant thereunder. Landlord's failure to obtain such a non-disturbance agreement shall not be a default hereunder if Landlord has exercised its best efforts to obtain such an agreement.

     14.     Indemnification.
             ---------------

     (a)     The   representations,   warranties,  indemnities,  covenants   and
agreements made by Landlord and Tenant under this Agreement or pursuant hereto shall survive indefinitely.

     (b) Landlord covenants and agrees to defend, indemnify and hold Tenant harmless from, against and in respect of: (i) damage, loss or liability incurred by Tenant arising out of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement of Landlord made under or pursuant to this Agreement; and (ii) any damage, loss or liability incurred by Tenant arising out of debts, obligations or liabilities of Landlord relating to the Premises arising prior to the Commencement Date.

     (c) Tenant covenants and agrees to defend, indemnify and hold Landlord harmless from, against, and in respect of: (i) any damage, loss or liability incurred by Landlord arising out of any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement of Tenant made under or pursuant to this Agreement; and (ii) any damage, loss or liability incurred by Landlord arising out of or in connection with the debts, obligations or liabilities of Tenant relating to the Premises arising after the Commencement Date.

     (d) The obligations and liabilities of the party making the indemnity, pursuant to Sections 14(b) and 14(c) hereof (the "Indemnitor"), with respect to claims made by third parties against the party being indemnified pursuant to such sections (the "Indemnitee"), shall be subject to the Indemnitee giving the Indemnitor prompt notice of any such claim. The Indemnitor shall have the right to undertake (at the Indemnitor's sole cost and expense) the defense thereof by representatives chosen by it and reasonably acceptable to the Indemnitee.

          (i) If the Indemnitor, within a reasonable time after notice of any such claim, fails to defend the Indemnitee against which such claim has been asserted, the Indemnitee will (upon further notice to the Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf and at the expense of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

         (ii) Anything in this Section 14(d) to the contrary notwithstanding, (A) if there is a reasonable probability that a claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right, at its own cost and expense, to defend, compromise or settle such claim, and (B) the Indemnitor shall not, without the written consent of the Indemnitee, settle or compromise any claim or consent to the entry of any judgment.

        (iii) In connection with all claims defended hereunder, the Indemnitee will give the Indemnitor prompt written notice of all material developments in connection with all claims, will promptly supply the Indemnitor with all papers, documents and evidence in the Indemnitee's possession and such other information within the Indemnitee's knowledge pertinent to such claims, and will produce at the appropriate place or places, at reasonable times, such witnesses under the Indemnitee's control as may reasonably be requested by the Indemnitor or its representatives.

         (iv)     The amount of any  indemnification  payable  pursuant  to this
Section 16 shall be reduced by the amount of any insurance proceeds received by either with respect to the damage, loss or liability.

          (v) The parties agree that any amounts due and payable and arising out of a breach of any of the representations, warranties, indemnities, covenants and agreements made by any party under this Agreement or pursuant hereto, shall be immediately due and payable on demand.

     (e)     In this  Section 14,  references  to  Tenant  and Landlord shall be
deemed  to  include  their   successors  and  assigns,   and  their   respective
shareholders, directors, officers and employees.


     15. Notice. All notices, consents and approvals under this Lease shall be in writing and sent by a nationally-recognized overnight delivery service, in accordance with the provisions of the Asset Purchase Agreement.

Either party may change these persons or addresses by giving notice as provided above. Notice shall be considered given and received on the date of last delivery or attempted delivery date as indicated on the delivery receipt(s) of all persons and addresses to which notice is to be given.

     16. Partial Invalidity. If any Lease provision is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

     17. Waiver. The failure of a party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

     18. Binding on Successors. This Lease shall bind the parties' heirs, successors, representatives, and permitted assigns.

     19.     Governing Law.   This  Lease  shall  be governed by the laws of the
State of Florida.

     20. Attorneys' Fees. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if: (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before trial, or judgment; (ii) the other party withdraws its action without substantially obtaining the relief it sought; or (iii) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

     21.     Time of Essence.   Time is of the essence under this Lease.

     22. Entire Agreement. This Lease contains the entire agreement between the parties about the Premises. This Lease shall be modified only by a writing signed by both parties.





                     SIGNATURES APPEAR ON THE FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be duly executed as of the day and year first above written.


                                    LANDLORD:

                                    STATE-LINE BARK & MULCH, INC.,
                                    a Georgia corporation


                                    By: _______________________________
                                          Its Authorized Officer



                                    TENANT:

                                    MARGO STATE LINE, INC.,
                                    a Florida corporation


                                    By: _______________________________
                                         Its Authorized Officer

                                    EXHIBIT A

                          Legal Description of Property

                                 SCHEDULE 1.1(a)
                                 ---------------

                           TANGIBLE PERSONAL PROPERTY



     Description                    Serial                             Year
     -----------                    ------                             ----

1  Volvo L120 loader              L120CB61539                          1997

2  Verneer Grinder Tub Loader     IURK3822651                          1995

3  CEC Screener                   96485170                             1997

4  CEC Screener                   97413199                             1997

5  SIT Baggin Line


6  Volvo L120 loader              L120CB61449                          1995

7  Nissan Forklift                FJ02A2513                            2000

8  Hood Loader                    205523                               1997

9  Toyota Forklift                60074                                1995

10 Volvo Loader                   670U18821B/ETC                       2002

11 Jay Lex 3350 Mixer             T130325208L                           N/A

12 One Reel Auggie Mixer          87

13 One Reel Auggie Mixer          841                                  1995

14 Duetz Tractor                  74357532                              N/A

15 Trojan Loader                  382330 3                              N/A

16 CAT Forklift                   502555024                             N/A

17 GMC Truck                      1908V604523                          1989

18 John Deere Gator               006X4D009811                         2000

19 Dye Pump                       S--200Vector 2004 NFAA SS 4040       1999

20 Fecon Dye Machine              181202                               2002

21 Hood Loader                    202323                                N/A

22 7 Storage Boxes Containers

23 Golf Cart                      17G95224326410

24 2yd. Bucket                    #95

25 31/2yd. Bucket                 #90

26 Air Compressor (shop)          #115

27 Air Compressor (plant)         N/A

28 Bag Plant                      #215

29 Bagger                         #245

30 Blackcaps                      #236

31 Case Tractor                   #30

32 Conveyor Belt M60              #175

                                 SCHEDULE 1.1(a)

                           TANGIBLE PERSONAL PROPERTY
                                   (CONTINUED)



33  Electric Bag Plant            #220

34  Electrical (shop)             #120

35  Ford Tractor                  #105 (out of service)

36  Fuel Tanks                    #200

37  HI Tip Bucket 81/2yds.        #75

38  Infeed-Palletizer             #260

39  Infeed Conveyor               #240

40  Log Grapple Forks             #80

41  Palletizer                    #265

42  Root Rake                     #85

43  Scales                        #125

44  Sealer                        #250

45  Shop                          #110

46  Shrinkwrap                    #237

47  Slasher                       #60

48  Stretchwrap Machine           #270

49  Upright Bag Convey            #255

50  (2)Portable Loader Ramp        N/A

51  Portable Conveyor              N/A

52  Fire & Safety Equipment       #300

53  30ft. Portable Conveyor        N/A

54  Log Trailer                    N/A

55  Chevr. Pickup C1500           2GCEC19V7Y1138605                   2000

56  10yd High Tip Bucket           N/A

57  Volvo Standard Forks           N/A

58  Nissan Forklift (2nd.)        FSA073-W06270-R                     2000

59  6yd High Tip Bucket            N/A




Miscellaneous office equipment, computers, furniture and furnishings

                                 SCHEDULE 1.1(d)
                                 ---------------

             ASSIGNED SOFTWARE, SOFTWARE LICENSES AND OTHER LICENSES

                                 SCHEDULE 1.1(e)
                                 ---------------

                              ANCILLARY AGREEMENTS


1. All rights, pursuant to contract or otherwise, to the following phone and fax numbers:

           912-496-2998
           912-496-2999

2. Letter understanding between Americscape, Inc. and Seller, dated December 20, 2004, regarding product usage for 2005.

3. By-Product Sales Agreement, dated December 6, 2004, by and between Jefferson Smurfit Corporation and Seller.

4. By-Product Sales Agreement, dated January 1, 2005, by and between Jefferson Smurfit Corporation and Seller.

5. Web-hosting agreement between Seller and web-hosting company (for Seller's web

                                  SCHEDULE 1.2
                                  ------------

                               ASSUMED LIABILITIES


1.   Liabilities associated with the Ancillary Agreements.
2.   Those liabilities detailed on the attached listing of Assumed Liabilities.

                                  Schedule 1.2
                               Assumed Liabilities



                   Vendor                                            Amount
                   ------                                            ------

      1  Agri-Marketing, Inc.                                    $      531

      2  B & V Timber                                                 1,887

      3  Bass Electrical                                                 45

      4  Betrock                                                         50

      5  Carter's                                                       523

      6  CBS                                                            477

      7  Cecil(Bark)                                                  4,558

      8  Cecil Eunice Trucking (Loads)                                1,800

      9  Charlton County Service Center                                  45

     10  Charlton Printing                                              255

     11  Cintas First Aid                                               169

     12  Citicapital(Volvo)                                          (2,565)

     13  City of Folkston                                              (895)

     14  Coastal Wood Products                                        2,560

     15  Coley Elec                                                      48

     16  Epperson                                                        99

     17  Excel                                                          (16)

     18  Fecon                                                          136

     19  Federal Machine & Industrial                                 1,065

     20  First Coast Pallet                                          11,850

     21  Flagler Construction Equipment                               9,335

     22  Florida Irrigation                                            (285)

     23  FNATS                                                          850

     24  Folkston Auto Supply                                         2,760

     25  Georgia Department of Revenue                                  606

     26  Grainger                                                       (13)

     27  Haviland Plastic Products                                    2,478

     28  Hopkins                                                      6,804

     29  Janpak of Jacksonville                                       8,049

     30  Jefferson Smurfit Corp.                                     22,750

     31  L.B. Smith Inc.                                              2,269

     32  Larry Crews                                                    883

     33  Linde Gas                                                      199

     34  Master Trucking                                              1,284

     35  MBNA-Joe                                                     2,969

     36  Miller Wire                                                  1,513

     37  Mulch Manufacturing                                         27,840

     38  Nina Plastic Bags                                           20,442

     39  North Florida Forklift                                         428

     40  Pitney Bowes                                                  (481)

     41  Pro Auto Inc.                                                   59

     42  Rayonier                                                     4,856

     43  Reliable                                                       342

     44  Russel Repair                                                   23

     45  S GA. Timber                                                 2,541

     46  Satilla Transport, Inc.                                        600

     47  Security Bla                                                    32

     48  Shawalker Wood Yard                                          6,854

     49  Shiver Diesel                                                 (100)

     50  Smurfit-Stone Container Corporatio                          29,089

     51  South Scape Garden Center                                      203

     52  Southern Nursery Association                                   125

     53  Satandard Sand & Silica Co                                    (220)

     54  Stateline Disposal Services                                    154

     55  Stone's Mach                                                   611

     56  T-N-T Plastics                                             (16,838)

     57  The Cit Group                                                1,940

     58  Thrift Farm & Feed                                              12

     59  Toyota Motor Credit Corp.                                      324

     60  Vermeer                                                      2,610

     61  Western Auto                                                    (1)

     62  Xpedex                                                        (343)

     63  Yancey Bors. Co                                               (728)



                         Accounts Payable Trade                  $   65,647
                         ----------------------                  ==========


                         Sales Tax Payable                       $       71
                         -----------------                       ==========


      1  Line of Credit-Southeastern Bank                        $    1,618

      2  Line of Credit-Bank of America                             193,388


                         Lines of Credit                         $  235,006
                         ---------------                         ==========


      1  Mortgage Payable-Dewey W. Franklin &
         Bernice D. Franklin                                     $   51,985
         ------------------------------------                    ==========

      1  Northland  Capital Contract #4935-1 (Mixer)                 21,431

      2  CitiCapital Contract #121-0096005-000(Fecon Colorizer)      29,846

      3  De Lage Landen Contract #24543790(Nissan Forklift)          25,016

      4  Bank of America Contract #68211-011-521699(Bagging Line)    27,750

      5  Toyota Financial Contract #LAS802(Toyota Forklift)           1,912

      6  CitiCapital Contract #90114726(Volvo Loader)                85,201

                       Leases and Notes Payable                  $  191,156
                       ------------------------                  ==========

                       TOTAL ASSUMED LIABILITIES                 $  644,665

         PLUS: Masters Trucking                                      15,521
               Richard K. and Dana M. Stewart Sh'r Loan              30,000
                                                                 ----------


         GRAND TOTAL ASSUMED LIABILITIES                         $  690,186
                                                                 ==========

                                  SCHEDULE 1.5
                                  ------------

          ADJUSTMENTS TO PURCHASE PRICE FOR PRORATION OF CERTAIN ITEMS


NONE

                                  SCHEDULE 1.7

                            PURCHASE PRICE ALLOCATION


Buyer and Seller agree to allocate the Purchase Price to the following categories of assets in the following specified amounts, which allocations represent the results of the parties' economic negotiations and the present fair value of each of the specified categories of assets.


           Description                          Allocation
           -----------                          ----------

      1 Accounts Receivable                    $   242,913  (1)

      2 Inventory                                  317,714  (2)

      3 Real Property                              640,000  (3)

      4 Building                                   200,000  (4)

      5 Equipment                                  942,880  (5)

      6 Accumulated Depreciation                  (293,421) (6)

      7 Other Assets                                    51  (7)

                         Assets Acquired       $ 2,050,137
                         ---------------       ===========

      8 Accounts Payable Trade                 $   181,168  (8)

      9 Sales Tax Payable                              871  (9)

     10 Line of Credit                             235,006 (10)

     11 Mortgage Payable                            51,985 (11)

     12 Leases & Notes Payable                     221,156 (12)

                       Liabilities Assumed     $   690,186
                       -------------------     ===========


        Net Assets Acquired                    $ 1,359,951

        Non Compete Agreement & Goodwill         1,240,049

        Price Paid in Cash                     $ 2,600,000
                                               ===========



     (1)Valued at carrying value due to the short maturity of these assets. Source Aging Report @2/15/2005

     (2)Valued at carrying value due to the short maturity of these assets. Source Compiled Balance Sheet @1/31/2005

     (3)Valued at carrying value($40,000) plus $600,000, asked price for the second land. No recent appraisals are available.

     (4)Valued at carrying value since no recent appraisals are available.

     (5)Valued at carying value as per Depreciation Schedule.

     (6)Accumulated depreciation as per Depreciation Schedule.

     (7)Valued at carying value as per Compiled Balance Sheet @1/31/2005.

     (8)Valued at carying value as per Schedule 1.2.

     (9)Valued at carying value as per Schedule 1.2.

    (10)Valued at carying value as per Schedule 1.2.

    (11)Valued at carying value as per Schedule 1.2.

    (12)Valued at carying value as per Schedule 1.2.

                                 SCHEDULE 2.1(k)

                                     PERMITS

1. City of Folkston Professional Occuptaional Certificate (issued January 1, 2005 and expires December 31, 2005.

                                 SCHEDULE 2.1(o)

                                    EMPLOYEES



   Last Name        Name             Division         Badge Number     ID Number
   ---------        ----             --------         ------------     ---------
1  Armstrong        Tyrone           Production             5               37

2  Bailey           Angela           Administration        33               64

3  Brady            Debbie           Administration         3              103

4  Broestler        Christopher      Production            71              176

5  Chastain         Hubert                                 94              181

6  Combs            Clarence         Production            98              177

7  Crews            Gary             Production             8               42

8  Daniels          Eric             Production            46              171

9  Dinkins          Pamela           Administration        77              169

10 Everett          Christopher      Production            40               99

11 Flansburg        David            Production            52              118

12 Fouraker         Lance            Production            95              180

13 Gilyard          David            Production            96              179

14 Guy              Donald           Production            44              148

15 Hannans          Alvin            Production            10               47

16 Hannans          Donvell          Production            62              144

17 Herrin           Donald           Assistant Mechanic    74              162

18 Mack             Donald           Production            97              178

19 Maxwell          James            Production            41               80

20 Munoz            Manuel           Production            63              170

21 Murray           Charles          Mechanic              45               17

22 Nazworht         Joe              Administration                         12

23 Nelson           Jamarr           Production            66              175

24 Nelson           Javarr           Production            58              140

25 Redmon           Tony             Production            42              102

26 Reed             Amos             Production            72              173

27 Smith            Clarence         Production            64              146

28 Stafford         Michael          Production            31               62

29 Taylor           Leon             Production             7              172

30 Turner           James            Production            59              134

31 Williams         Derrick          Production            53              139

32 Williams         Walter           Production            54              168

                                                   SCHEDULE 3.8
                                                   ------------

                                            ACCRUED EMPLOYEE LIABILITY

1.       Vacation pay owed to leased employees:

         Name                       Amount of Time
         ----                       --------------
         Tyrone Armstrong           1 day
         Alvin Hannans              1 week
         Angie Bailey               1 day
         Chris Everett              1 week
         Joe Nazworth               3 weeks
         Charlie Murray             3 days
         Gary Crews                 1 day
         Derrick Williams           5 days